Exhibit 4.28

CONFORMED COPY

TRUST DEED

DATED 10 NOVEMBER 2010

LUXOTTICA GROUP S.p.A.

(as Issuer)

and

LUXOTTICA U.S. HOLDINGS CORP.

(as an Original Guarantor)

and

LUXOTTICA S.r.l.

(as an Original Guarantor)

and

BNP PARIBAS TRUST CORPORATION UK LIMITED

(as Trustee)

constituting

€500,000,000

4.00 per cent. Guaranteed

Notes due 2015

ALLEN & OVERY LLP

LONDON

Signatories	89

THIS TRUST DEED is made on 10 November 2010 BETWEEN:

(1)       LUXOTTICA GROUP S.p.A., a company incorporated under the laws of the Republic of Italy, whose registered office is at Via C. Cantù 2, 20123 Milan, Italy (the Issuer);

(2)       LUXOTTICA U.S. HOLDINGS CORP., a company incorporated under the laws of the State of Delaware (United States), whose registered office is at 160 Greentree Drive, Suite 101, Dover, Delaware 19904, United States of America (Luxottica U.S.);

(3)       LUXOTTICA S.r.l., a company incorporated under the laws of the Republic of Italy, whose registered office is at Via Valcozzena 10, Agordo, Belluno, Italy (Luxottica S.r.l., and, together with Luxottica U.S., the Original Guarantors and each an Original Guarantor which expressions shall include any Successor Guarantor in respect of the relevant Original Guarantor); and

(4)       BNP PARIBAS TRUST CORPORATION UK LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at 55 Moorgate, London EC2R 6PA , England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and Couponholders (each as defined below).

WHEREAS:

(A)      The €500,000,000 4.00 per cent. Guaranteed Notes due 2015 to be constituted by this Trust Deed are being issued pursuant to a duly authorised resolution of the Board of Directors of the Issuer passed on 25 October 2010.

(B)      The Original Guarantors have agreed to guarantee the said Notes and to enter into certain covenants as set out in this Trust Deed.

(C)      The said Notes in definitive form will be in bearer form with Coupons attached.

(D)      The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.        DEFINITIONS

1.1       In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Additional Guarantor means any Guarantor appointed pursuant to Clause 7.11 and Condition 10.2;

Agency Agreement means the agreement appointing the initial Paying Agents in relation to the Notes and any other agreement for the time being in force appointing Successor paying agents in relation to the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Notes;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

Auditors means the independent auditors for the time being of the Issuer or the Guarantors (as the case may be) or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm as may be nominated by the Issuer or the relevant Guarantor and approved by the Trustee, failing which nomination and approval such other firm of accountants or such financial advisors as may be nominated or approved by the Trustee for the purposes of these presents, to the extent permitted by all applicable laws and regulations;

Change of Control has the meaning set out in Condition 7.3;

Change of Control Put Event has the meaning set out in Condition 7.3;

Clearing System has the meaning set out in paragraph 1(b) of Schedule 3;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means the Conditions in the form set out in Part 2 of Schedule 2 as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Notes be construed accordingly;

Consolidated Financial Statements has the meaning set out in Condition 4.3;

Consolidated Quarterly Financial Statements has the meaning set out in Condition 4.3;

Couponholders means the several persons who are for the time being holders of the Coupons;

Coupons means the bearer interest coupons appertaining to the Notes in definitive form or, as the context may require, a specific number thereof and includes any replacements for Coupons issued pursuant to Condition 12;

Euroclear means Euroclear Bank S.A./N.V.;

Event of Default means any of the conditions, events or acts provided in Condition 10 to be events upon the happening of which the Notes would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 1(b) of Schedule 3;

Global Note means the Temporary Global Note and/or the Permanent Global Note, as the context may require;

Guarantee means the guarantee given by each Guarantor in Clause 7 or in any supplemental trust deed executed pursuant to Clause 7.11;

Guarantors means:

(a)       each of the Original Guarantors;

(b)       any Additional Guarantor; and

(c)       any Successor Guarantor;

Indebtedness has the meaning set out in Condition 4.3;

Liability means any loss, damage, cost, fee, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

Material Subsidiary has the meaning set out in Condition 4.3;

Noteholders means the several persons who are for the time being holders of the Notes save that, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg or, in respect of Notes in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Notes shall be deemed to be the holder of such principal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such principal amount of such Notes, the rights to which shall be vested, as against the Issuer, the Guarantors and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such principal amount of such Notes in accordance with and subject to its terms and the provisions of these presents; and the words holder and holders and related expressions shall (where appropriate) be construed accordingly;

Notes means the notes in bearer form comprising the said €500,000,000 4.00 per cent. Guaranteed Notes due 2015 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Notes issued pursuant to Condition 12 and (except for the purposes of Clause 3) the Temporary Global Note and the Permanent Global Note;

outstanding means in relation to the Notes all the Notes issued other than:

(a)       those Notes which have been redeemed pursuant to these presents;

(b)       those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent, as applicable, in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with Condition 13) and remain available for payment against presentation of the relevant Notes and/or Coupons;

(c)       those Notes which have been purchased and surrendered and cancelled in accordance with Condition 7;

(d)       those Notes which have become void under Condition 9;

(e)       those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12;

(f)       (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12; and

(g)       any Global Note to the extent that it shall have been exchanged for another Global Note in respect of the Notes or for the Notes in definitive form pursuant to its provisions;

PROVIDED THAT for each of the following purposes, namely:

(i)       the right to attend and vote at any meeting of the Noteholders or any of them, an Extraordinary Resolution in writing or an Ordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents through the relevant Clearing System(s) as envisaged by paragraph 5(i) of Schedule 3 and any direction or request by the holders of the Notes;

(ii)       the determination of how many and which Notes are for the time being outstanding for the purposes of subclause 9.1, Conditions 11 and 14 and paragraphs 4(a), 4(d) and 5 of Schedule 3;

(iii)      any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders or any of them; and

(iv)      the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders or any of them,

those Notes (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, any Guarantor,  any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to the Notes by the Issuer and the Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation to the Notes;

Permanent Global Note means the permanent global note in respect of the Notes to be issued pursuant to Clause 3.3 in the form or substantially in the form set out in Schedule 1;

Permitted Transaction has the meaning set out in Condition 10.2;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Principal Paying Agent means the institution at its specified office initially appointed as principal paying agent in relation to the Notes by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to the Notes;

Rating Agency means, to the extent that a rating of the Notes is solicited by the Issuer from such rating agency, Fitch Ratings Limited, Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or their successors or any rating agency substituted for any of them by the Issuer from time to time with the prior written approval of the Trustee;

Relevant Date has the meaning set out in Condition 8;

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Subsidiary has the meaning set out in Condition 4.3;

Successor means, in relation to the Principal Paying Agent and the other Paying Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents, the Agency Agreement and/or such other or further principal paying agent and/or paying agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same place as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to subclause 14(l) in accordance with Condition 13;

Successor Guarantor has the meaning set out in Condition 10.2;

Temporary Global Note means the temporary global note in respect of the Notes to be issued pursuant to Clause 3.1 in the form or substantially in the form set out in Schedule 1;

the Luxembourg Stock Exchange means the Luxembourg Stock Exchange or any successor thereto;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Coupons and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2        (a)     All references in these presents to principal and/or interest in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantors under these presents shall be deemed to include a reference to any additional amounts which may be payable under Condition 8.

(b)       All references in these presents to euro or the sign € shall be construed as references to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Community as amended by the Treaty on European Union and as amended by the Treaty of Amsterdam.

(c)       All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(d)       All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(e)       All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(f)       All references in these presents to taking proceedings against the Issuer and/or any Guarantor shall be deemed to include references to proving in the winding up of the Issuer and/or such Guarantor (as the case may be).

(g)       All references in these presents to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system as is approved by the Trustee.

(h)       Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006.

(i)       In this Trust Deed references to Schedules, clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(j)       In these presents tables of contents and clause headings are included for ease of reference and shall not affect the construction of these presents.

(k)       All references in these presents to Notes being listed or having a listing shall, in relation to the Luxembourg Stock Exchange, be construed to mean that such Notes have been admitted to trading on the Luxembourg Stock Exchange’s market for listed securities and all references in these presents to listing or listed shall include references to quotation and quoted, respectively.

1.3       Words and expressions defined in the Conditions shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated.

2.        COVENANT TO REPAY AND TO PAY INTEREST ON THE NOTES

2.1       The aggregate principal amount of the Notes is limited to €500,000,000.

2.2       The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder in accordance with the Conditions, pay or procure to be paid unconditionally to or to the order of the Trustee in Euro in immediately available funds the principal amount of the Notes repayable on that date and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes outstanding at the rate of 4.00 per cent. per annum payable annually in arrear on 10 November, the first such payment (representing a full year’s interest) to be made on 10 November 2011;

PROVIDED THAT:

(a)       every payment of principal or interest in respect of the Notes to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Noteholders or Couponholders (as the case may be);

(b)       in any case where payment of principal is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Notes (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Noteholders in respect thereof as stated in a notice given to the Noteholders in accordance with Condition 13 (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent, except in the case of payment to the Principal Paying Agent to the extent that there is a failure in the subsequent payment to the Noteholders under the Conditions); and

(c)       in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (b) above) interest shall accrue on that principal amount, payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in Euro payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder (in accordance with Condition 13) that the full amount (including interest as aforesaid) in Euro payable in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

TRUSTEE’S REQUIREMENTS REGARDING PAYING AGENTS

2.3       At any time after an Event of Default or a Potential Event of Default shall have occurred or the Trustee shall have received any money which it proposes to pay under Clause 10 to the Noteholders and/or Couponholders, the Trustee may:

(a)       by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent and the other Paying Agents require the Principal Paying Agent and the other Paying Agents pursuant to the Agency Agreement until notified by the Trustee to the contrary:

(i)       to act thereafter as Principal Paying Agent and Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; or

(ii)       to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent is obliged not to release by any law or regulation; and/or

(b)       by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and the Guarantors and until such notice is withdrawn, proviso (a) to subclause 2.2 of this clause relating to the Notes shall cease to have effect.

FURTHER ISSUES

2.4        (a)     The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further notes or bonds (whether in bearer or registered form) either (i) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Notes and/or the further notes or bonds of any series constituted by this Trust Deed or any supplemental deed or (ii) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine and not being consolidated and forming a single series with the Notes.

(b)       Any further notes or bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above so as to form a single series with the Notes and/or the further notes or bonds of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further notes or bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed.  In any such case the Issuer and the Guarantors shall prior to the issue of any further notes or bonds to be so constituted execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of subclause 2.2 in relation to the principal and interest in respect of such further notes or bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require in order to give effect to such issue of further notes or bonds.

(c)       A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantors on their duplicates of this Trust Deed.

(d)       Whenever it is proposed to create and issue any such further notes or bonds the Issuer shall give to the Trustee not less than 14 days’ notice in writing of its intention so to do stating the amount of further notes or bonds proposed to be created and issued.

3.        FORM AND ISSUE OF NOTES AND COUPONS

3.1       The Notes shall be represented initially by the Temporary Global Note which the Issuer shall issue to a bank depositary common to both Euroclear and Clearstream, Luxembourg on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Notes in definitive form (Definitive Notes) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream, Luxembourg for the time being.

3.2       The Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile.  The Temporary Global Note shall be in the aggregate principal amount of €500,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent.  The Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.3       The Issuer shall issue the Permanent Global Note in exchange for the Temporary Global Note in accordance with the provisions thereof.  The Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile.  The Permanent Global Note shall be in the aggregate principal amount of up to €500,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent.  The Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.4       The Issuer shall issue the Definitive Notes (together with the unmatured Coupons attached) in exchange for the Permanent Global Note in accordance with the provisions thereof.

3.5       The Definitive Notes and the Coupons shall be to bearer in the respective forms or substantially in the respective forms set out in Schedule 2 and will be security printed in accordance with applicable legal and stock exchange requirements and the Definitive Notes shall be issued in the denomination of €50,000 and €1,000 each (serially numbered) and shall be endorsed with the Conditions.  Title to the Definitive Notes and the Coupons shall pass by delivery. No Definitive Notes shall be issued with a denomination above €99,000.

3.6       The Definitive Notes shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent.  The Coupons shall not be signed or authenticated.

3.7       The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a person duly authorised by the Issuer as referred to in subclauses 3.2, 3.3 and 3.6 above notwithstanding that at the time of issue of the Temporary Global Note, the Permanent Global Note or any of the Definitive Notes, as the case may be, he may have ceased for any reason to be so authorised.  The Definitive Notes so signed and authenticated, and the Coupons, upon execution of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer.

4.        FEES, DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties (but excluding any interest or penalties arising by reason of any act or omission of the Trustee or any Noteholder or Couponholder that is done or omitted to be done in breach of the terms of these presents), payable (i) in Belgium, Luxembourg, the United Kingdom, the United States of America, Italy and the jurisdiction of any Guarantor on or in connection with (a) the execution and delivery of these presents, (b) the constitution and issue of the Notes and the Coupons and (ii) in any relevant jurisdiction or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.        COVENANT OF COMPLIANCE

Each of the Issuer and each of the Guarantors severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it.  The Conditions shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders and all persons claiming through or under them respectively.  The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantors under the Notes and the Coupons as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Notes and the Coupons.  The Trustee will hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.        CANCELLATION OF NOTES AND RECORDS

6.1       The Issuer shall procure that all Notes (a) redeemed or (b) purchased and surrendered for cancellation by or on behalf of the Issuer, any of the Guarantors or any other Subsidiary of the Issuer or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 or (d) exchanged as provided in these presents (together in each case with all unmatured Coupons attached thereto or delivered therewith) and all Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)       the aggregate principal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)       the serial numbers of such Notes in definitive form;

(c)       the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)       the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)       the aggregate principal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, any of the Guarantors or any other Subsidiary of the Issuer and cancelled and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith;

(f)       the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons; and

(g)       the total number by maturity date of the unmatured Coupons missing from any definitive Notes (where applicable, of each denomination) which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the definitive Notes to which such missing unmatured Coupons appertained, shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of any such redemption, purchase, payment, exchange or replacement (as the case may be).  The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon respectively and of cancellation of the relative Notes and Coupons.

6.2       The Issuer shall procure (a) that the Principal Paying Agent shall keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption, purchase and cancellation, payment or exchange (as the case may be) and of all replacement notes or coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons and (b) that such records shall be made available to the Trustee at all reasonable times during normal business hours.

7.        GUARANTEE

7.1       Each Original Guarantor hereby irrevocably and unconditionally on a joint and several basis with each other Guarantor from time to time and subject to the provisions of subclause 7.9 below, and notwithstanding the release of any other Guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any other Subsidiary of the Issuer, guarantees to the Trustee:

(a)       the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on the Notes and of any other amounts payable by the Issuer under these presents; and

(b)       the due and punctual performance and observance by the Issuer of each of the other provisions of these presents on the Issuer’s part to be performed or observed.

7.2       If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, each Original Guarantor shall cause each and every such payment to be made as if each Original Guarantor instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

7.3       If any payment made by the Issuer and received by the Trustee or any Noteholder or Couponholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of any Guarantor and this Guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and each Guarantor shall indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantors under this subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

7.4       Each Guarantor hereby agrees that its obligations under this clause shall be unconditional and that each Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 19, whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor.  Accordingly the validity of this Guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this Guarantee shall not be discharged nor shall the liability of any Guarantors under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.5       Without prejudice to the provisions of subclause 9.1 the Trustee may determine from time to time whether or not it will enforce this Guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with any Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

7.6       Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenant that this Guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from any Guarantor or otherwise.

7.7       If any moneys shall become payable by any Guarantor under any Guarantee, none of the Guarantor shall, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)       in respect of any amounts paid by it under the Guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)       in respect of any other moneys for the time being due to such Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee).  If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Guarantor before payment in full of all amounts payable under these presents shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by such Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with clause 10.

7.8       Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)       refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantors shall not be entitled to the benefit of the same; and

(b)       hold in a suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under the Guarantee, without liability to pay interest on those moneys.

7.9       Notwithstanding anything to the contrary contained in these presents, the parties hereto agree that:

(a)       for the purpose (inter alia) of Article 1938 of the Italian Civil Code, the obligations of Luxottica S.r.l. under the Guarantee shall at no time require Luxottica S.r.l. to pay any amount which exceeds the lower of (i) the outstanding principal amount of the Notes plus interest accrued thereon, and (ii) the value of the net worth (“Patrimonio Netto” as defined by Article 2424 of the Italian Civil Code) of Luxottica S.r.l. as determined from time to time on the basis of the latest available annual financial statements of Luxottica S.r.l. provided that in no case such amount shall exceed €700,000,000; and

(b)       Luxottica U.S.’s liability as a Guarantor (in such capacity the U.S. Guarantor) hereunder shall be limited to an amount not to exceed as of any date of determination the lesser of:

(i)       the outstanding principal amount of the Notes plus interest accrued thereon; and

(ii)       the amount that could be claimed by the Trustee, the Noteholders and the Couponholders from the U.S. Guarantor under the Guarantee without rendering such claim voidable or avoidable under Section 548 of Title 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, the U.S. Guarantor’s right of contribution and indemnification from each other Guarantor under sub-clause (c) below;

(c)       to the extent that any Guarantor shall make a payment under a Guarantee (a Guarantor Payment) of all or any obligations of the Issuer (Guaranteed Obligations) which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of all the Guaranteed Obligations, the Notes, the Coupons and under these presents, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under the Guarantee without rendering such claim voidable or avoidable under Section 548 of Title 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute of the jurisdiction of such Guarantor.  This sub-clause (c) is intended only to define the relative rights of Guarantors and nothing set forth in this sub-clause (c) is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of the Guarantee.  The rights of the parties under this sub-clause (c) shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations, the Notes, the Coupons and under these presents.  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

7.10      The obligations of each Guarantor under these presents constitute direct, unconditional and (subject to the provisions of Condition 4.1) unsecured obligations of such Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of such Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

7.11      In connection with the proposed admission of any Successor Guarantor or Additional Guarantor pursuant to paragraphs (c) or (d) of the definition of Permitted Transaction in Condition 10.2, no such admission shall be effective until the Trustee shall have received:

(a)       a duly executed trust deed supplemental to this Trust Deed (or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where that Successor Guarantor or Additional Guarantor is organised or carries on business) containing a joint and several guarantee (in the same terms, mutatis mutandis, as the guarantee contained in this Clause 7 and subject to such other limitations as required by mandatory provisions of laws of the country of incorporation of such Successor Guarantor or Additional Guarantor) and otherwise in form and manner satisfactory to the Trustee pursuant to which such Successor Guarantor or Additional Guarantor agrees to be bound by the provisions of these presents as fully as if such Successor Guarantor or Additional Guarantor had been named in these presents as an Original Guarantor;

(b)       a duly executed agency agreement supplemental to the Agency Agreement in form and manner satisfactory to the Trustee pursuant to which such Successor Guarantor or Additional Guarantor agrees to be bound by the provisions of the Agency Agreement as fully as if such Successor Guarantor or Additional Guarantor had been named therein as an Original Guarantor;

(c)       a certificate signed by a two directors of such proposed Successor Guarantor or Additional Guarantor, in a form and with substance acceptable to the Trustee, certifying (A) that the giving of the relevant Guarantee by the proposed Successor Guarantor or Additional Guarantor will not breach any restriction imposed on it under laws generally applicable to persons of the same legal form as such proposed Successor Guarantor or Additional Guarantor; and (B) the matters outlined in (d) below;

(d)       such legal opinion(s) as the Trustee shall require from independent legal advisers satisfactory to the Trustee and in a form and with substance satisfactory to the Trustee as to the enforceability under English law and the laws of the relevant jurisdiction of the Successor Guarantor or Additional Guarantor (as the case may be), of the Guarantee to be given by such Successor Guarantor or Additional Guarantor and of all other obligations to be assumed by such Successor Guarantor or Additional Guarantor in the agreements described in paragraphs (a) and (b) above; and

(e)       a certificate signed by two Directors of the Issuer confirming that the proposed admission of the Successor Guarantor or Additional Guarantor is being conducted in connection with and in accordance with the definition of a Permitted Transaction, and such Successor Guarantor or Additional Guarantor and the Issuer shall have complied with such other requirements to assure more fully that the agreements in paragraphs (a) and (b) above are enforceable as the Trustee may direct in the interests of the Noteholders.

7.12     All the provisions of this Trust Deed relating to the Original Guarantors and the Guarantors shall apply to a Successor Guarantor or Additional Guarantor which gives a guarantee pursuant to Condition 10.2 and to the guarantee given by the Successor Guarantor or Additional Guarantor in all respects as if such Successor Guarantor or Additional Guarantor had been a party to this Trust Deed and references herein to the Original Guarantor and Guarantors had included such Successor Guarantor or Additional Guarantor, save for the provisions set out in Clause 7.9 above which shall apply only in relation to a Successor Guarantor or Additional Guarantor incorporated in Italy or, as the case may be, the United States of America and provided further that any similar or like limitations applicable to the Successor Guarantor or Additional Guarantor shall be included in the supplemental trust deed.

8.        ENFORCEMENT

8.1       The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against or in relation to the Issuer and any of the Guarantors to enforce their respective obligations under these presents.

8.2       Proof that as regards any specified Note or Coupon the Issuer or any of the Guarantors (as the case may be) has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.        ACTION, PROCEEDINGS AND INDEMNIFICATION

9.1       The Trustee shall not be bound to take any action in relation to these presents (including but not limited to the giving of any notice pursuant to Condition 10 or the taking of any proceedings and/or other steps mentioned in subclause 8.1) unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-fifth in principal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

9.2       Only the Trustee may enforce the provisions of these presents.  No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or any of the Guarantors to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10.      APPLICATION OF MONEYS

All moneys received by the Trustee under these presents shall be held by the Trustee upon trust to apply them (subject to Clause 12):

(a)       First, in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee and in retention of an amount which the Trustee considers necessary to pay any amounts that it considers will thereafter become due to be paid under Clause 15 to it or any Appointee, to the extent it considers that moneys received by it thereafter under these presents may be insufficient and/or may not be received in time to pay such amounts;

(b)       Secondly, in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes; and

(c)       Thirdly, in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 9, the Trustee will hold such moneys on the above trusts.

11.      NOTICE OF PAYMENTS

The Trustee shall give notice to the Noteholders in accordance with Condition 13 of the day fixed for any payment to them under Clause 10.  Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

12.      INVESTMENT BY TRUSTEE

12.1     If the amount of moneys at any time available for the payment of principal and interest in respect of the Notes issued by the Issuer under Clause 10 shall be less than 10 per cent. of the nominal amount of the Notes issued by the Issuer then outstanding, the Trustee may at its discretion invest such moneys in some or one of the investments authorised below.  The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the nominal amount of the Notes issued by the Issuer then outstanding and then such accumulations and funds shall be applied under Clause 10.

12.2     Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world in each case for the time being authorised by law for the investment by trustees of this money whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit.  If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.  The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.      PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.      COVENANTS BY THE ISSUER AND THE GUARANTORS

So long as any of the Notes remains outstanding (or, in the case of paragraphs (g), (h), (l), (m), (n) and (p), so long as any of the Notes or Coupons remains liable to prescription) each of the Issuer and (save where indicated otherwise) the Guarantors severally covenants with the Trustee that it shall:

(a)       give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Issuer or the Guarantors (as the case may be) of all such certificates called for by the Trustee pursuant to subclause 16(b)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)       cause to be prepared and if so required under the laws of its jurisdiction of incorporation certified by its independent auditors for the time being in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the Luxembourg Stock Exchange and, in the case of the Issuer only, Consolidated Financial Statements and Consolidated Quarterly Financial Statements containing the Consolidated Equity of the Group, and save that this sub-clause (b) shall only apply to each Guarantor to the extent that it is required by the laws of its country of incorporation to prepare accounts;

(c)       at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the Issuer, the Guarantors shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(d)       send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantors) (i) in the case of the Issuer, a copy in English of its Consolidated Financial Statements in respect of each financial year commencing with the financial year ended 31 December 2010 promptly following its publication and in any event not later than 180 days after the end of such financial year; and a copy in English of every balance sheet, profit and loss account, report circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing and every document issued or sent to the holders of securities, other than the shareholders (including the Noteholders), in each case as soon as practicable after the issue or publication thereof; and (ii) in the case of each Guarantor, a copy in its original language (accompanied by an English language translation) of its statutory financial statements in respect of each financial year commencing with the financial year ended 31 December 2010, promptly following the publication thereof and in any event not later than 180 days after the end of such financial year, to the extent such Guarantor is required by the laws of its country of incorporation to prepare financial statements;

(e)       forthwith give notice in writing to the Trustee upon becoming aware of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 4.1 or of the occurrence of any Event of Default or any Potential Event of Default or Change of Control or Change of Control Put Event;

(f)       in the case of the Issuer only, give to the Trustee (i) within seven days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its Consolidated Financial Statements in respect of each financial year commencing with the financial year ended 31 December 2010 and in any event not later than 180 days after the end of each such financial year a certificate in or substantially in the form set out in Schedule 4 signed by two Directors of the Issuer  to the effect that, (a) as at a date not more than seven days before delivering such certificate (the certification date) there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default or any Change of Control or any Change of Control Put Event (or if such exists or existed specifying the same) and (b) that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate  the Issuer and the Guarantors has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(g)       so far as is permitted by law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

(h)       at all times maintain Paying Agents in accordance with the Conditions;

(i)       use its best endeavours to procure the Principal Paying Agent to notify the Trustee forthwith in the event that the Principal Paying Agent does not, on or before the due date for any payment in respect of the Notes or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(j)       in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 13 that such payment has been made;

(k)       use its best endeavours to maintain the listing of the Notes on the Luxembourg Stock Exchange or, if it is unable to do so having used its best endeavours or if it is agreed by the Trustee that the maintenance of such listing is unduly onerous or impractical and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use its best endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(l)       give notice to the Noteholders in accordance with Condition 13 of any appointment, resignation or removal of any  Paying Agent (other than the appointment of the initial Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect provided the Paying Agent and Trustee act in a way so as to allow the Issuer to comply with this covenant; PROVIDED ALWAYS THAT so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new  Principal Paying Agent has been appointed on terms previously approved in writing by the Trustee;

(m)      send or procure to be sent to the Trustee, not less than 10 days prior to which any such notice is to be given, the form of every notice to be given to the Noteholders in accordance with Condition 13 and obtain the prior written approval of the Trustee (not to be unreasonably withheld or delayed) to, and promptly give (or procure to be given) to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(n)       comply with and perform all its obligations under  the Agency Agreement and use its best endeavours to procure that  the Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a)(i) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee (not to be unreasonably withheld or delayed) and use all reasonable endeavours to make such amendments to such Agreement as the Trustee may require;

(o)       in the case of the Issuer only, in order to enable the Trustee to ascertain the principal amount of Notes for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver (or procure to be delivered) to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer  setting out the total number and aggregate principal amount of Notes which:

(i)       up to and including the date of such certificate have been purchased by the Issuer, the Guarantors or any other Subsidiary of the Issuer and cancelled; and

(ii)       are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company;

(p)       in the case of the Issuer only, procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 7.4 (Purchases) and Condition 7.5 (Cancellations);

(q)       use its best endeavours to procure that each of the Paying Agents makes available for inspection by Noteholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited annual consolidated financial statements of the Issuer and audited annual statutory financial statements of the Guarantors, to the extent such Guarantor is required by the laws of its country of incorporation to prepare financial statements;

(r)       give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in paragraph (f) above, a certificate by two Directors of the Issuer and two Directors of each Guarantor addressed to the Trustee (in the form set out in Schedule 5) listing those Subsidiaries of the Issuer or, as the case may be, such Guarantor which as at the date hereof, as at the certification date (as defined in paragraph (f) above) of the relevant certificate given under paragraph (f) above or, as the case may be, as at the first day on which the then latest annual accounts (consolidated or unconsolidated, as the case may be) of each such Subsidiary and the then latest audited annual consolidated accounts of the Group became available were Material Subsidiaries for the purposes of Condition 10;

(s)       give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of the Issuer or either Guarantor which thereby is to be treated (until it is demonstrated otherwise) as a Material Subsidiary, a certificate by two Directors of the Issuer or two Directors of the relevant Guarantor, as the case may be, addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect;

(t)       prior to making any modification or amendment or supplement to these presents, procure the delivery of (a) legal opinion(s) as to English and any other relevant law,

addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(u)       in the case of the Issuer only, give notice to the Trustee of the proposed redemption of the Notes at least 5 business days in London prior to the giving of any notice of redemption in respect of such Notes pursuant to Condition 13; and

(v)       in the event that the Notes do not carry an investment grade credit rating (BBB-/Baa3/BBB-, or equivalent, or better) from any Rating Agency, the Issuer and each Guarantor shall give to the Trustee (without the necessity for demand) promptly after the publication of each of their Consolidated Quarterly Financial Statements in respect of each of their respective financial quarters (other than the last quarter in each financial year) a certificate in the form set out in Schedule 6 signed by two Directors of the Issuer or two Directors of the relevant Guarantor (as the case may be) confirming that none of the Issuer’s or such Guarantor’s Subsidiaries (not being a Guarantor) have incurred, created or permitted to subsist any Indebtedness in contravention of the restrictions set out in Condition 4.2.

15.      REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1     The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate and to be paid on such dates as may from time to time be agreed between the Issuer and the Trustee.  Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment thereof.

15.2     In the event of the occurrence of an Event of Default or a Potential Event of Default or a Change of Control Put Event, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration, as shall be agreed between them from time to time. In any other case, if the Trustee considers it expedient or necessary or is requested by the Issuer or the Guarantors to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time).

15.3     The Issuer shall in addition pay to the Trustee an amount equal to the amount of any documented value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4     In the event of the Trustee and the Issuer failing to agree:

(a)       (in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or

(b)       (in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee, the Issuer and the Guarantors.

15.5     Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantors shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be properly incurred by it or him in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing).

15.6     The Issuer shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner relating to, these presents, including but not limited to reasonable travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing these presents.

15.7     Where any amount payable by the Issuer under Clause 15.5 or Clause 15.6 has instead been paid by any person or persons other than the Issuer or any Guarantor (each, an Indemnifying Party), the Issuer shall pay to the Trustee an equal amount for the purpose of enabling the Trustee to reimburse the Indemnifying Parties.

15.8     All amounts payable pursuant to subclauses 15.5 and 15.6 shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at a rate equal to the Trustee’s cost of borrowing  from the date such demand is made, and in all other cases shall (if not paid within 30 days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such thirtieth day or such other date specified in such demand.  All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor. A certificate from the Trustee as to the Trustee’s cost of borrowing on any particular date or during any particular period shall be conclusive and binding on the Issuer and any Guarantor.

15.9     The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding.

15.10    Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause 15 shall continue in full force and effect notwithstanding such discharge.

16.      SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents.  Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.  The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)       The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantors, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)       Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, electronic mail or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission, electronic mail or cable although the same shall contain some error or shall not be authentic.

(c)       The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer or by any two Directors of any Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)       The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)       The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or definitive Notes or the delivery of any Global Note or definitive Notes to the person(s) entitled to it or them.

(f)       The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event has happened and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event has happened and that the Issuer and the Guarantors are observing and performing all their obligations under these presents (including, for the avoidance of doubt, their respective obligations pursuant to Condition 4.2).

(g)       Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Noteholders or otherwise under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of subclause 9.1, unless it shall first be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

(h)       The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution or Ordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of Noteholders in respect whereof minutes have been made and signed or any Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing System(s) in accordance with these presents or any direction or request of Noteholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing or an Ordinary Resolution in writing or a direction or a request) it was not signed by the requisite number of Noteholders or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing System(s)) it was not approved by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such Noteholders and the relative Couponholders.

(i)       The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)       Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.  The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby.  For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

(k)       The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or the Guarantors or any other person in connection with these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)       Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and the Guarantors  and any rate, method and date so agreed shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders.

(m)      The Trustee may certify that any of the conditions, events and acts set out in subparagraphs (b), (d) and (e) to (g) inclusive and (i) and (j) of Condition 10 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders and the Couponholders.

(n)       The Trustee as between itself and the Noteholders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents.  Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and Couponholders.

(o)       In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(p)       Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(q)       The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents.  Such delegation may be made upon such terms (including power to sub-delegate with the consent of the Trustee) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit.  The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.  The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(r)       The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money).  The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)       The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(t)       The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)       The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Notes represented by a Global Note standing to the account of any person.  Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes.  Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding.  The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(v)       The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(w)      Subject to the requirements, if any, of the Luxembourg Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these presents without executing or filing any paper or document or any further act on the part of the parties thereto unless required by applicable law.

(x)       The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that it will be indemnified against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

(y)       No provision of these presents shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity, prefunding or security against such risk or Liability is not assured to it.

(z)       Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 14(o)) that no Notes are held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company.

(aa)      The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantors, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(bb)     Any certificate advice, opinion or report of the Auditors or any other expert called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate, advice, opinion, report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other expert or professional adviser in respect thereof and notwithstanding that the scope and/or basis of such certificate, advice, opinion or report may be limited by any engagement or similar letter or by the terms of the certificate, advice, opinion or report itself.

(cc)      The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

(dd)     The Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of these presents save in relation to its own gross negligence, wilful default or fraud.

(ee)      When determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere.

(ff)      The Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

17.      TRUSTEE’S LIABILITY

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for any breach of trust of which it may be guilty in relation to its duties under these presents.

18.      TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTORS

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)       entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantors or any person or body corporate associated with the Issuer or the Guarantors (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds stocks, shares, debenture stock, debentures or other securities of, the Issuer or the Guarantors or any person or body corporate associated as aforesaid); or

(b)       accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantors or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantors or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.      WAIVER, AUTHORISATION AND DETERMINATION

The Trustee may without the consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantors of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 11 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made.  Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

20.      MODIFICATION

The Trustee may without the consent or sanction of the Noteholders or Couponholders at any time and from time to time concur with the Issuer and the Guarantors in making any modification (a) to these presents or the Agency Agreement which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification is not materially prejudicial to the interests of the Noteholders or (b) to these presents or the Agency Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or an error which in the opinion of the Trustee, is proven or of it is made to comply with mandatory laws, legislation and regulations of Italy applicable to the convening of meetings, quorums and the majorities required to pass an Extraordinary Resolution and which enters into force at any time while the Notes remain outstanding.  Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

21.      BREACH

Any breach of or failure to comply with any such terms and conditions as are referred to in Clauses 19 and 20 shall constitute a default by the Issuer or the relevant Guarantors (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

22.      HOLDER OF DEFINITIVE NOTE ASSUMED TO BE COUPONHOLDER

Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Note in definitive form of which he is the holder.

23.      NO NOTICE TO COUPONHOLDERS

Neither the Trustee nor the Issuer nor the Guarantors shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 13.

24.      ENTITLEMENT TO TREAT HOLDER AS ABSOLUTE OWNER

The Issuer, the Guarantors, the Trustee and the Paying Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or of a particular principal amount of the Notes and the holder of any Coupon as the absolute owner of such Note, principal amount or Coupon, as the case may be, for all purposes (whether or not such Note, principal amount or Coupon shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Guarantors, the Trustee and the Paying Agents shall not be affected by any notice to the contrary.  All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Note, principal amount or Coupon, as the case may be.

25.      CURRENCY INDEMNITY

Each of the Issuer and the Guarantors shall severally indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)       any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantors of any amount due to the Trustee or the Noteholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the relevant Guarantors; and

(b)       any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantors separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors for a liquidated sum or sums in respect of amounts due under these presents (other than this clause).  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantors or their liquidator or liquidators.

26.      NEW TRUSTEE

The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution.  One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation.  Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority.  Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent and the Noteholders.

27.      SEPARATE AND CO-TRUSTEES

27.1     Notwithstanding the provisions of Clause 26, the Trustee may, upon giving prior notice to the Issuer and the Guarantors (but without the consent of the Issuer, the Guarantors, the Noteholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)       if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)       for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)       for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or the Guarantors.

27.2     Each of the Issuer and each of the Original Guarantors hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment.  Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment.  The Trustee shall have power in like manner to remove any such person.  Such remuneration as the Trustee may pay to any such person in agreement with the Issuer, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

28.      TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than 60 days’ prior written notice to the Issuer and the Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement.  The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents.  The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under subclause 27.1) giving notice under this clause or being removed by Extraordinary Resolution it will use its best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter.  The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.  If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

29.      TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

30.      NOTICES

Any notice or demand to the Issuer, the Guarantors or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:                     Luxottica Group S.p.A.

Via C. Cantù 2

20123 Milan

Italy

(Attention: Marco Bigatti)

Facsimile No. +39 0286 334094

to the Guarantors:

Luxottica S.r.l.

Via C. Cantù 2

20123 Milan

Italy

(Attention: Marco Bigatti)

Facsimile No. +39 0286 334094

Luxottica U.S.

44 Harbor Park Drive

Port Washington, New York 11050

United States of America

(Attention: Vito Giannola)

Facsimile No. +1 516 4846390

to the Trustee:                   BNP Paribas Trust Corporation UK Limited

55 Moorgate

London EC2R 6PA

United Kingdom

(Attention:  the Directors)

Facsimile No. 0207 595 5078

or to such other address or facsimile number as shall have been notified (in accordance with this clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch provided that in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post.  The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

31.      GOVERNING LAW

These presents and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law, provided that Condition 14 (Meetings of Noteholders) and the provisions of this Trust Deed concerning meetings of Noteholders (as set out in Schedule 3) are subject to compliance with laws of the Republic of Italy applicable from time to time.

32.      SUBMISSION TO JURISDICTION

32.1     Each of the Issuer and the Guarantors irrevocably agrees for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents (including a dispute relating to any non-contractual obligations arising out of or in connection with these presents) and accordingly submit to the exclusive jurisdiction of the English courts. Each of the Issuer and the Guarantors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.  The Trustee, the Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with these presents (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with these presents) (together referred to as Proceedings) against each of the Issuer and the Guarantors in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

32.2     Each of the Issuer and the Guarantors irrevocably and unconditionally appoints Luxottica UK Limited at its registered office for the time being and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer and/or the Guarantor (as the case may be) may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of the Issuer and the Guarantors:

(a)       agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)       agrees that failure by any such person to give notice of such service of process to the Issuer or the Guarantors shall not impair the validity of such service or of any judgment based thereon; and

(c)       agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

33.      COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

34.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantors and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

FORM OF GLOBAL NOTES

PART 1

FORM OF TEMPORARY GLOBAL NOTE

TRANSFER OF THE NOTES IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENTS WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

LUXOTTICA GROUP S.p.A.

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy,

registered with the Companies Register of Enterprises of Milan under number 00891030272)

TEMPORARY GLOBAL NOTE

representing

€500,000,000 4.00 PER CENT. GUARANTEED

NOTES DUE 2015

Unconditionally and irrevocably guaranteed on a joint and several basis as to payment of principal and interest by

LUXOTTICA U.S. HOLDINGS CORP.

 (incorporated under the laws of the State of Delaware with registered number 3046668)

and

LUXOTTICA S.r.l.

 (incorporated with limited liability under the laws of and registered with the Companies Register of Belluno  under number 00064820251)

(each an Original Guarantor and together, the Original Guarantors)

This Note is a temporary Global Note without interest coupons in respect of a duly authorised issue of Notes of Luxottica Group S.p.A. (the Issuer), designated as specified in the title hereof (the Notes), limited to the aggregate principal amount of five hundred million Euro (€500,000,000) and constituted by a Trust Deed dated 10 November 2010 (the Trust Deed) between the Issuer, the Original Guarantors and BNP Paribas Trust Corporation UK Limited as trustee (the trustee for the time being thereof being herein called the Trustee).  References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed.  The aggregate principal amount from time to time of this temporary Global Note shall be five hundred million Euro (€500,000,000) or, if less, that amount as shall be shown by the latest entry duly made in the Schedule hereto.

1.                                      Promise to pay

Subject as provided in this temporary Global Note the Issuer promises to pay to the bearer the principal amount of this temporary Global Note (being at the date hereof five hundred million Euro (€500,000,000)) on 10 November 2015 (or in whole or, where applicable, in part on such earlier date as the said principal amount or part respectively may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 10 November on the principal amount from time to time of this temporary Global Note at the rates determined in accordance with the Conditions together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.                                      Exchange for Permanent Global Note/definitive Notes and purchases

This temporary Global Note is exchangeable in whole or in part upon the request of the bearer for a further global note in respect of up to €500,000,000 aggregate principal amount of the Notes (the Permanent Global Note) only on and subject to the terms and conditions set out below.

On and after 20 December 2010 (the Exchange Date) this temporary Global Note may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for the Permanent Global Note and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Note, the Permanent Global Note (or, as the case may be, endorse the Permanent Global Note) in an aggregate principal amount equal to the principal amount of this temporary Global Note submitted for exchange Provided that if definitive Notes (together with the Coupons appertaining thereto) have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this temporary Global Note may thereafter be exchanged only for definitive Notes (together with the Coupons appertaining thereto) and in such circumstances references herein to the Permanent Global Note shall be construed accordingly and Provided further that the Permanent Global Note shall be issued and delivered (or, as the case may be, endorsed) only if and to the extent that there shall have been presented to the Issuer a certificate from Euroclear Bank S.A./N.V. (Euroclear) or from Clearstream Banking, société anonyme (Clearstream, Luxembourg) to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes represented by this temporary Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

Any person who would, but for the provisions of this temporary Global Note, the Permanent Global Note and the Trust Deed, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for a like part of the Permanent Global Note unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate of non-US beneficial ownership in the form required by it.

Upon (a) any exchange of a part of this temporary Global Note for a like part of the Permanent Global Note or (b) the purchase by or on behalf of the Issuer, the Original Guarantors or any other Subsidiary of the Issuer and cancellation of a part of this temporary Global Note in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part 2 of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.                                      Payments

Until the entire principal amount of this temporary Global Note has been extinguished, this temporary Global Note shall in all respects be entitled to the same benefits as the definitive Notes for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Note shall not (unless upon due presentation of this temporary Global Note for exchange, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (a) to receive any payment of interest on this temporary Global Note except (subject to (b) below) upon certification as hereinafter provided or (b) on and after the Exchange Date, to receive any payment on this temporary Global Note.  Upon any payment of principal or interest on this temporary Global Note the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part 1 of the Schedule hereto.

Payments of interest in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Clearstream, Luxembourg to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes represented by this temporary Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.  Any person who would, but for the provisions of this temporary Global Note and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Note shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate of non-US beneficial ownership in the form required by it.

Upon any payment of principal and endorsement of such payment on Part 1 of the Schedule hereto, the principal amount of this temporary Global Note shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon, on the Permanent Global Note and on the relevant definitive Notes and Coupons.

4.                                      Accountholders

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (each an Accountholder) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, the Original Guarantors and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed.  Each

Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of the relevant Global Note.

5.                                      Notices

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13 provided that, so long as the Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange so agrees.  Any such notice shall be deemed to have been given to the Noteholders on the day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

6.                                      Prescription

Claims against the Issuer and the Original Guarantors in respect of principal and interest on the Notes represented by the Permanent Global Note or this temporary Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8).

7.                                      Put Option

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 7.3 may be exercised by an Accountholder giving notice to the Principal Paying Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of the relevant Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in that Condition.

8.                                      Euroclear and Clearstream, Luxembourg

References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

9.                                      Authentication

This temporary Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

10.                               Governing law

This temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and the Issuer and the Guarantors have in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this temporary Global Note.

11.                               Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

12.                               Requirements of Article 2414 of the Italian Civil Code

The following information relating to the Issuer is provided pursuant to Article 2414 of the Italian Civil Code.

(i)                                        The Issuer’s corporate objects, as set forth in its by-laws, can be summarised as follows: (a) to carry out, directly or indirectly, both in Italy and abroad the development, production, construction, sale (also to third parties), installation and supply of services relating to energy and telecommunication cables and conductors, optical fibres and related components and applications; (b) to acquire and manage participations and investments in companies operating in the aforementioned and complementary or connected sectors; and (c) to carry out ancillary activities necessary or useful to achieve its corporate object. The Issuer can assume indebtedness and loans in order to fund its corporate activities.

(ii)                                     As at 30 September 2010, the Issuer had an authorised share capital of Euro 29,537,918.57 and an issued share capital of Euro 27,913,348.48, and reserves of Euro 2,726,291,592.

(iii)                                  The issue of the Notes was duly authorised by a resolution of the board of directors of the Issuer dated 25 October 2010, which resolution has been filed with the competent registry on 25 October 2010.

(iv)                                 The Notes are guaranteed on a joint and several basis by the Guarantors, as described and subject to the terms and conditions set forth in the Conditions and the Trust Deed.

(v)                                    A prospectus dated 9 November 2010 has been prepared for the purpose of Directive 2003/71/EC.

IN WITNESS whereof the Issuer has caused this temporary Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

LUXOTTICA GROUP S.p.A.

By:
(Duly authorised)

Issued in London, England on 10 November, 2010.

Certificate of authentication

This temporary Global Note is duly authenticated without recourse, warranty or liability.

Duly authorised
for and on behalf of
BNP Paribas Securities Services, Luxembourg Branch as Principal Paying Agent

THE SCHEDULE

PART 1

PAYMENTS OF PRINCIPAL AND INTEREST

The following payments on this temporary Global Note have been made:

Date made	Interest paid	Principal paid	Remaining principal amount of this temporary Global Note following such payment	Notation made on behalf of the Issuer
	€	€	€

PART 2

EXCHANGES FOR PERMANENT GLOBAL NOTE AND PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Note for a like part of the Permanent Global Note and/or purchases and cancellations of a part of this temporary Global Note have been made:

Date made	Part of principal amount of this temporary Global Note exchanged for a like part of the Permanent Global Note	Part of principal amount of this temporary Global Note exchanged for definitive Notes	Part of principal amount of this temporary Global Note purchased and cancelled	Aggregate principal amount of this temporary Global Note following such exchange or purchase and cancellation	Notation made on behalf of the Issuer
	€	€	€	€

PART 2

FORM OF PERMANENT GLOBAL NOTE

TRANSFER OF THE NOTES IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENTS WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

LUXOTTICA GROUP S.p.A.

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy,

registered with the Companies Register of Milan under number 00891030272)

PERMANENT GLOBAL NOTE

representing up to

€500,000,000 4.00 PER CENT. GUARANTEED
NOTES DUE 2015

Unconditionally and irrevocably guaranteed on a joint and several basis as to payment of principal and interest by:

LUXOTTICA U.S. HOLDINGS CORP.

 (incorporated under the laws of the State of Delaware with registered number 3046668)

and

LUXOTTICA S.r.l.

 (incorporated with limited liability under the laws of Italy and registered with the Companies Register of Belluno under number 00064820251)

(each an Original Guarantor and together, the Original Guarantors)

This Note is a permanent Global Note without interest coupons in respect of a duly authorised issue of Notes of Luxottica Group S.p.A. (the Issuer), designated as specified in the title hereof (the Notes), limited to the aggregate principal amount of up to five hundred million Euro (€500,000,000) and constituted by a Trust Deed dated 10 November 2010 (the Trust Deed) between the Issuer, the Original Guarantors and BNP Paribas Trust Corporation UK Limited as trustee (the trustee for the time being thereof being herein called the Trustee).  References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed.  The aggregate principal amount from time to time of this permanent Global Note shall be that amount not exceeding five hundred million Euro (€500,000,000)) as shall be shown by the latest entry duly made in the Schedule hereto.

1.                                      Promise to pay

Subject as provided in this permanent Global Note the Issuer promises to pay to the bearer the principal amount of this permanent Global Note on 10 November 2015 (or in whole or, where applicable, in part on such earlier date as the said principal amount or part respectively may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 10 November on the principal amount from time to time of this permanent Global Note at the rates determined in accordance with the Conditions together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.                                      Exchange for definitive Notes

This permanent Global Note will be exchangeable in whole but not in part (free of charge to the holder) for definitive Notes only (a) upon the happening of any of the events defined in Condition 10 as Events of Default, or (b) if either Euroclear Bank S.A./N.V. (Euroclear) or Clearstream Banking, société anonyme (Clearstream, Luxembourg) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available. Thereupon the holder of this permanent Global Note (acting on the instructions of (an) Accountholder(s) (as defined below)) may give notice to the Issuer of its intention to exchange this permanent Global Note for definitive Notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of this permanent Global Note may surrender this permanent Global Note to or to the order of the Principal Paying Agent.  In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, definitive Notes in bearer form, serially numbered, in the denomination of €50,000 and integral multiples of €1,000 in excess thereof up to and including €99,000 each with interest coupons (Coupons) attached on issue in respect of interest which has not already been paid on this permanent Global Note (in exchange for the whole of this permanent Global Note).

Exchange Date means a day specified in the notice requiring exchange falling not less than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and (except in the case of b above) in the city in which the relevant clearing system is located.

Upon (a) any exchange of a part of the Temporary Global Note for a part of this permanent Global Note or (b) the purchase by or on behalf of the Issuer, the Original Guarantors or any other Subsidiary of the Issuer and cancellation of a part of this permanent Global Note in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part 2 of the Schedule hereto, whereupon the principal amount hereof shall be increased or, as the case may be, reduced for all purposes by the amount so exchanged or so purchased and cancelled and endorsed.  Upon the exchange of the whole of this permanent Global Note for definitive Notes this permanent Global Note shall be surrendered to or to the order of the Principal Paying Agent and cancelled and, if the holder of this permanent Global Note requests, returned to it together with any relevant definitive Notes.

3.                                      Payments

Until the entire principal amount of this permanent Global Note has been extinguished, this permanent Global Note shall (subject as hereinafter and in the Trust Deed provided) in all respects be entitled to the same benefits as the definitive Notes and shall be entitled to the benefit of and be bound by the Trust Deed.  Payments of principal and interest in respect of Notes represented by this permanent Global Note will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Notes, surrender of this permanent Global Note to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purposes.  Upon any payment of principal or interest on this permanent Global Note the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part 1 of the Schedule hereto.

Upon any payment of principal and endorsement of such payment on Part 1 of the Schedule hereto, the principal amount of this permanent Global Note shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this permanent Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Notes and Coupons.

4.                                      Accountholders

For so long as all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (each an Accountholder) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, the Original Guarantors and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed.  Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of the relevant Global Note.

5.                                      Notices

For so long as all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13 provided that, so long as the Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange so agrees.  Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

Whilst any Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder to the Principal Paying Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such a manner as the Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

6.                                      Prescription

Claims against the Issuer and the Original Guarantors in respect of principal and interest on the Notes represented by the Temporary Global Note or this permanent Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8).

7.                                      Put Option

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 7.3 may be exercised by an Accountholder giving notice to the Principal Paying Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of the relevant Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in that Condition.

8.                                      Euroclear and Clearstream, Luxembourg

References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

9.                                      Authentication

This permanent Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

10.                               Governing law

This permanent Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and the Issuer and each Guarantor has in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this permanent Global Note.

11.                               Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

12.                               Requirements of Article 2414 of the Italian Civil Code

The following information relating to the Issuer is provided pursuant to Article 2414 of the Italian Civil Code.

(i)                                        The Issuer’s corporate objects, as set forth in its by-laws, can be summarised as follows: (a) to carry out, directly or indirectly, both in Italy and abroad the development, production, construction, sale (also to third parties), installation and supply of services relating to energy and telecommunication cables and conductors, optical fibres and related components and applications; (b) to acquire and manage participations and investments in companies operating in the aforementioned and complementary or connected sectors; and (c) to carry out ancillary activities necessary or useful to achieve its corporate object. The Issuer can assume indebtedness and loans in order to fund its corporate activities.

(ii)                                     As at 30 September 2010, the Issuer had an authorised share capital of Euro 29,537,918.57  and an issued share capital of Euro 27,913,348.48, and reserves of Euro 2,726,291,592.

(iii)                                  The issue of the Notes was duly authorised by a resolution of the board of directors of the Issuer dated 25 October 2010, which resolution has been filed with the competent registry on 25 October 2010.

(iv)                                 The Notes are guaranteed on a joint and several basis by the Guarantors, as described and subject to the terms and conditions set forth in the Conditions and the Trust Deed.

(v)                                    A prospectus dated 9 November 2010 has been prepared for the purpose of Directive 2003/71/EC.

IN WITNESS whereof the Issuer has caused this permanent Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

LUXOTTICA GROUP S.p.A.

By:
(Duly authorised)

Issued in London, England on 10 November 2010.

Certificate of authentication

This permanent Global Note is duly authenticated
without recourse, warranty or liability.

Duly authorised
for and on behalf of
BNP Paribas Securities Services, Luxembourg Branch as Principal Paying Agent

THE SCHEDULE

PART 1

PAYMENTS OF PRINCIPAL AND INTEREST

The following payments on this permanent Global Note have been made:

Date made	Interest paid	Principal paid	Remaining principal amount of this permanent Global Note following such payment	Notation made on behalf of the Issuer
	€	€	€

PART 2

EXCHANGES OF THE TEMPORARY GLOBAL NOTE FOR THIS
PERMANENT GLOBAL NOTE AND
PURCHASES AND CANCELLATIONS

The following exchanges of a part of the Temporary Global Note for a like part of this permanent Global Note and purchases and cancellations of a part of this permanent Global Note have been made:

Date made	Part of principal amount of the Temporary Global Note exchanged for a like part of this permanent Global Note	Part of principal amount of this permanent Global Note purchased and cancelled	Aggregate principal amount of this permanent Global Note following such exchange or purchase and cancellation	Notation made on behalf of the Issuer
	€	€	€

SCHEDULE 2

FORM OF DEFINITIVE NOTE AND COUPON

PART 1

FORM OF DEFINITIVE NOTE

TRANSFER OF THE NOTES IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENTS WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[0,000/00,000]	XS0557635777	[Serial No.]

LUXOTTICA GROUP S.p.A.

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy,

registered with the Companies Register of Milan under number 00891030272)

€500,000,000 4.00 PER CENT. GUARANTEED

NOTES DUE 2015

Unconditionally and irrevocably guaranteed on a joint and several basis as to payment of principal and interest by

LUXOTTICA U.S. HOLDINGS CORPORATION

 (incorporated with limited liability under the laws of the State of Delaware with registered number 3046668)

and

LUXOTTICA S.r.l.

 (incorporated with limited liability under the laws of Italy and registered with the Companies Register of Belluno under number 00064820251)

(each an Original Guarantor and together, the Original Guarantors)

The issue of the Notes was authorised by a resolution of the Board of Directors of Luxottica Group S.p.A. (the Issuer) passed on 25 October 2010 and the giving of the guarantee in respect of the Notes was authorised by the Original Guarantors.

This Note forms one of a series of Notes constituted by a Trust Deed (the Trust Deed) dated 10 November 2010 made between the Issuer, the Original Guarantors and BNP Paribas Trust Corporation UK Limited as trustee for the holders of the Notes and issued as Notes in bearer form in the denomination of €50,000 and integral multiples of €1,000 in excess thereof up to and including €99,000 each with Coupons attached in an aggregate principal amount of EUR €500,000,000.

The Issuer for value received and subject to and in accordance with the Conditions (the Conditions) endorsed hereon hereby promises to pay to the bearer on 10 November 2015 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the Conditions) the principal sum of:

€[0,000][00,000] (• thousand Euro)

together with interest on the said principal sum at the rates determined in accordance with the Conditions payable annually in arrear on 10 November and together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

Neither this Note nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Note has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

LUXOTTICA GROUP S.p.A.

By:
Duly authorised

Dated as of •, 20•.

Issued in London, England.

Certificate of authentication

This Note is duly authenticated
without recourse, warranty or liability.

Duly authorised
for and on behalf of
BNP Paribas Securities Services, Luxembourg Branch
as Principal Paying Agent

FORM OF COUPON

On the front:

TRANSFER OF THE NOTES IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENTS WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

LUXOTTICA GROUP S.p.A.

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy, registered with the Companies Register of Milan under number 00891030272)

EUR€500,000,000 4.00 PER CENT. GUARANTEED

NOTES DUE 2015

Coupon appertaining to a Note in the denomination of €[0,000][00,000].

This Coupon is separately negotiable, payable to bearer, and subject to the Conditions of the said Notes.	Coupon for • due on 10 November, 20•

This Coupon is payable to bearer subject to such Conditions, under which it may become void before its due date.

LUXOTTICA GROUP S.p.A.

By:

[No.]	[0,000/00,000]	XS0557635777	[Series]	[Serial No.]

On the back:

PRINCIPAL PAYING AGENT

BNP Paribas Securities Services, Luxembourg Branch

33, rue de Gasperich

Howald — Hesperange

L-2085 Luxembourg

OTHER PAYING AGENT

BNP Paribas Securities Services, Luxembourg Branch

33, rue de Gasperich

Howald — Hesperange

L-2085 Luxembourg

PART 2

CONDITIONS OF THE NOTES

The following is the text of the Conditions of the Notes which (subject to modification) will be endorsed on each Note in definitive form (if issued):

The €500,000,000 4.00 per cent. Guaranteed Notes due 2015 (the Notes, which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 16 (Further Issues) and forming a single series with the Notes) of Luxottica Group S.p.A. (the Issuer) are constituted by a Trust Deed dated 10 November 2010 (the Trust Deed) made between the Issuer, Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (each an Original Guarantor and, the Original Guarantors together with any Successor Guarantors (as defined in Condition 10.2) or any Additional Guarantors appointed pursuant to Condition 10.2 and the provisions of the Trust Deed, the Guarantors and each a Guarantor) as guarantors and BNP Paribas Trust Corporation UK Limited (the Trustee, which expression shall include its successor(s)) as trustee for the holders of the Notes (the Noteholders) and the holders of the interest coupons appertaining to the Notes (the Couponholders and the Coupons respectively).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed.  Copies of the Trust Deed and the Agency Agreement dated 10 November 2010 (the Agency Agreement) made between the Issuer, the Guarantors, BNP Paribas Securities Services, Luxembourg (the Principal Paying Agent), the other paying agents named therein (together with the Principal Paying Agent, the Paying Agents, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the Trustee are available for inspection during normal business hours by the Noteholders and the Couponholders at the registered office for the time being of the Trustee, being at the date of issue of the Notes at 55 Moorgate, London EC2R 6PA, United Kingdom and at the specified office of each of the Paying Agents.  The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.                                      FORM, DENOMINATION AND TITLE

1.1                               Form and Denomination

The Notes are in bearer form, serially numbered, in the denominations of €50,000 and integral multiples of €1,000 in excess thereof up to and including €99,000. No Notes in definitive form will be issued with a denomination above €99,000. Each Note will be issued with Coupons attached.  Notes of one denomination may not be exchanged for Notes of another denomination.

1.2                               Title

Title to the Notes and to the Coupons will pass by delivery.

1.3                               Holder Absolute Owner

The Issuer, any Guarantor, any Paying Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the bearer of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon or of any trust or interest therein) and shall not be required to obtain any proof thereof or as to the identity of such bearer.

2.                                      STATUS OF THE NOTES

The Notes and the Coupons are direct, unconditional and (subject to the provisions of Condition 4.1 (Negative Pledge)) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

3.                                      GUARANTEE

3.1                               Guarantee

The payment of the principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed on a joint and several basis by each Original Guarantor (each a Guarantee and together the Guarantees, which expressions shall include, for the avoidance of doubt, any guarantees given by a Successor Guarantor and/or an Additional Guarantor pursuant to Condition 10.2 and the provisions of the Trust Deed) in, and subject to the provisions of, and to the limitations contained in, the Trust Deed.

Pursuant to Condition 10.2 below and the provisions of the Trust Deed, the occurrence of a Permitted Transaction (as defined in Condition 10.2) may require a Successor Guarantor or an Additional Guarantor, as the case may be, to provide a Guarantee in respect of the Notes and the Trust Deed.  Such Guarantee will be on a joint and several basis with each other Guarantee.

3.2                               Status of the Guarantee

The obligations of each Guarantor under the relevant Guarantee constitute direct, unconditional and (subject to the provisions of Condition 4.1 (Negative Pledge)) unsecured obligations of such Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of such Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

4.                                      COVENANTS

4.1                               Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Trust Deed) none of the Issuer or any Guarantor will, and the Issuer and each Guarantor will ensure that none of their respective Material Subsidiaries will, create or have outstanding any Security Interest (other than a Permitted Security Interest) upon, or with respect to, any of its present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, unless the Issuer or the relevant Guarantor (as the case may be) at the same time or prior thereto procures that:

(a)                                  all amounts payable by it under the Notes, the Coupons and the Trust Deed are secured by the Security Interest equally and rateably with the Relevant Indebtedness to the satisfaction of the Trustee; or

(b)                                 such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee in its absolute discretion deems not materially less beneficial to the interests of the Noteholders or (B) as is approved by an Extraordinary Resolution (which is defined in the Trust Deed as a resolution duly passed by a majority of not less than three-fourths of the votes cast thereon) of the Noteholders.

4.2                               Limitation on Indebtedness

So long as any of the Notes remain outstanding and do not carry an investment grade credit rating (BBB-/Baa3/BBB-, or equivalent, or better) from any Rating Agency, the Issuer and each Guarantor will ensure that none of their respective Subsidiaries (not being a Guarantor) will incur, create or permit to subsist any Indebtedness or enter into any arrangement or agreement to create, incur or permit to subsist any Indebtedness save for any Indebtedness that is:

(a)                                  in existence at the date of the Trust Deed;

(b)                                 owed by any entity acquired by any member of the Group (including any refinancing of such Indebtedness) provided that (i) it was not created in contemplation of such acquisition and (ii) it shall be included within the basket set out in (d) below, at any time following the date falling 12 months after the date of such acquisition;

(c)                                  an intercompany loan received from a Group member in the ordinary course of business; or

(d)                                 other Indebtedness not referred to in (a) to (c) above the aggregate amount of which does not exceed 20 per cent. of the Consolidated Equity of the Group in each case as determined at the end of any Relevant Period by the Consolidated Financial Statements or the Consolidated Quarterly Financial Statements (as the case may be) for the Relevant Period.

For the avoidance of doubt, this Condition 4.2 will not apply for any period during which the Notes carry an investment grade rating (BBB-/Baa3/BBB-, or equivalent, or better) from any Rating Agency.

4.3                               Interpretation

For the purposes of these Conditions:

The expression a substantial part of the business, undertaking or assets means a part of the relevant entity’s business, undertaking or assets which accounts for 30 per cent. or more of its assets and/or gross revenues;

Consolidated Equity means, with respect to the Group, the shareholders’ equity as evidenced in the latest published Consolidated Financial Statements or Consolidated Quarterly Financial Statements (as the case may be);

Consolidated Financial Statements means, with respect to the Group, the latest published audited consolidated financial statements of the Group prepared in accordance with IFRS or any other applicable accounting standards adopted by the Issuer from time to time in respect of its financial year;

Consolidated Quarterly Financial Statements means, with respect to the Group, the latest quarterly financial statements of the Group in respect of each of its financial quarters (other than the last quarter in each financial year);

Group means the Issuer and its Subsidiaries for the time being;

Indebtedness means any present or future indebtedness (whether being principal, premium, interest or other amounts) of any Person for or in respect of any borrowed money or any liability under or in respect of any acceptance credit facility;

Material Subsidiary means at any time a Subsidiary of the Issuer or of any Guarantor whose gross sales turnover equals or exceeds 5 per cent. of the gross sales turnover of the Group, as calculated by reference to the then latest audited annual or, where none are available, unaudited annual accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited annual consolidated accounts of the Group.  For this purpose:

(a)                                  the gross sales turnover of a Subsidiary of the Issuer or of any Guarantor will be determined from its then latest audited annual or, where none are available, unaudited annual accounts (consolidated if it has Subsidiaries) upon which the then latest audited annual consolidated accounts of the Group have been based;

(b)                                 if a Subsidiary has become a member of the Group after the date on which the then latest audited annual consolidated accounts of the Group have been prepared, the gross sales turnover of that Subsidiary will be determined from its latest audited annual or, where none are available, unaudited annual accounts (consolidated if it has Subsidiaries); and

(c)                                  the gross sales turnover of the Group will be determined from its then latest audited annual consolidated accounts adjusted (where appropriate) to reflect the gross sales turnover of any company or business subsequently acquired or disposed of, and so that any Person in respect of which any Material Subsidiary is a Subsidiary shall also be a Material Subsidiary and in any event a confirmation from two Directors of the Issuer as to any of the calculations made above shall be conclusive.

Notwithstanding the above, any member of the Group to which the Issuer, any Guarantor or a Material Subsidiary disposes of all or any substantial part of its assets will be treated as a Material Subsidiary, but only until it is demonstrated (by reference to the accounts of that Subsidiary referred to in paragraphs (a) and (b) above and the audited annual consolidated accounts of the Group referred to in paragraph (c) above for a period ended after that transfer) not to be a Material Subsidiary according to the tests set out above;

Permitted Security Interest means:

(a)                                  any Security Interest arising by operation of law; or

(b)                                 any Security Interest created by any entity upon the whole or any part of its undertaking or assets and subsisting at the time such entity (i) merges or consolidates with or is demerged, contributed or merged into or transferred to the Issuer, a Guarantor or a Material Subsidiary, (ii) becomes a Material Subsidiary of the Issuer or (iii) sells, contributes or transfers all or substantially all of its assets to the Issuer, a Guarantor or a Material Subsidiary, provided that such Security Interest was not created in connection with, or in contemplation of, such merger, consolidation, demerger, contribution, transfer or sale or such entity becoming a Material Subsidiary and provided further that the amount of Relevant Indebtedness secured by such Security is not subsequently increased; or

(c)                                  any Security Interest to secure Relevant Indebtedness upon or with respect to any present or future assets, receivables, remittances or payment rights of the Issuer or any of its Material Subsidiaries (the Charged Assets) which is created pursuant to any limited recourse securitisation involving the sale on a non-recourse basis of the Charged Assets, directly or indirectly, to special purpose companies whereby all or substantially all the payment obligations in respect of such Relevant Indebtedness are to be discharged solely from the Charged Assets;

Person means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

Relevant Indebtedness means (i) any Indebtedness, whether present or future, which is in the form of or represented by any bond, note (including, for the avoidance of doubt, any note issued on a private placement basis to investors located in the United States or elsewhere), debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange, over-the-counter or other organised market for securities or (ii) any guarantee and/or indemnity in relation to any such Indebtedness;

Relevant Period means each period of 12 months ending on the last day of the Issuer’s financial year and each period of 12 months ending on the last day of each quarter of the Issuer’s financial year;

Security Interest means any mortgage, charge, pledge, lien or other form of security interest including, without limitation, anything substantially analogous to any of the foregoing under the laws of any jurisdiction; and

Subsidiary means, in relation to the Issuer or any Guarantor, any company (i) in which the Issuer or, as the case may be, any Guarantor holds a majority of the voting rights or (ii) of which the Issuer or, as the case may be, any Guarantor is a member and has the right to appoint or remove a majority of the board of directors or (iii) of which the Issuer or, as the case may be, any Guarantor is a member and controls a majority of the voting rights, and includes any company which is a Subsidiary of a Subsidiary of the Issuer or, as the case may be, any Guarantor.

A certificate addressed to the Trustee signed by two Directors of the Issuer or of the relevant Guarantor, as the case may be, (i) that in their opinion a Subsidiary of the Issuer or the relevant Guarantor, as the case may be, is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary, (ii) as to the amount of Indebtedness and/or Consolidated Equity at any time, and/or (iii) as to compliance by the Issuer with the provision of Condition 4.2 above, may in each case be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties.

5.                                      INTEREST

5.1                               Interest Rate and Interest Payment Dates

The Notes bear interest from and including 10 November 2010 (the Interest Commencement Date) at the rate of 4.00 per cent. per annum, payable annually in arrear on 10 November (each an Interest Payment Date).  The first payment (representing a full year’s interest) shall be made on 10 November 2011 (the First Interest Payment Date).

5.2                               Interest Accrual

Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment, in which event interest shall continue to accrue as provided in the Trust Deed.

5.3                               Calculation of Broken Interest

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the Accrual Date) to but excluding the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following Interest Payment Date.

6.                                      PAYMENTS

6.1                               Payments in respect of Notes

Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.

6.2                               Method of Payment

Payments will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee with a bank in a city in which banks have access to the TARGET2 System.

6.3                               Missing Unmatured Coupons

Each Note should be presented for payment together with all unmatured Coupons appertaining thereto, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8 (Taxation)) in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to Condition 9 (Prescription)) or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

6.4                               Payments subject to Applicable Laws

Payments in respect of principal and interest on the Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8 (Taxation).

6.5                               Payment only on a Presentation Date

A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5 (Interest), be entitled to any further interest or other payment if a Presentation Date is after the due date.

Presentation Date means a day which (subject to Condition 9 (Prescription)):

(a)                                  is or falls after the relevant due date;

(b)                                 is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

(c)                                  in the case of payment by credit or transfer to a euro account as referred to above, is a TARGET2 Settlement Day.

In this Condition, Business Day means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place and a TARGET2 Settlement Day in that place, and TARGET2 Settlement Day means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open.

6.6                               Initial Paying Agents

The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions.  The Issuer and the Guarantors reserve the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that:

(a)                                  there will at all times be a Principal Paying Agent;

(b)                                 there will at all times be at least one Paying Agent (which may be the Principal Paying Agent) having its specified office in a European city which so long as the Notes are listed on the Luxembourg Stock Exchange shall be Luxembourg;

(c)                                  the Issuer undertakes that it will ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; and

(d)                                 there will at all times be a Paying Agent in a jurisdiction within continental Europe, other than the jurisdiction in which the Issuer or any Guarantor is incorporated.

Notice of any termination or appointment and of any changes in specified offices will be given to the Trustee and the Noteholders promptly by the Issuer in accordance with Condition 13 (Notices).

7.                                      REDEMPTION AND PURCHASE

7.1                               Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 10 November 2015.

7.2                               Redemption for Taxation Reasons

If the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that:

(a)                                  as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8 (Taxation)), or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 9 November 2010, on the next Interest Payment Date either (i) the Issuer would be required to pay additional amounts as provided or referred to in Condition 8 (Taxation) or (ii) any Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts; and

(b)                                 the requirement cannot be avoided by the Issuer or, as the case may be, the relevant Guarantor taking reasonable measures available to it,

the Issuer may at its option, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to but excluding the date of redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, any Guarantor would be required to pay such additional amounts, were a payment in respect of the Notes then due.  Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer or, as the case may be, the relevant Guarantor stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and cannot be avoided by the Issuer or, as the case may be, the relevant Guarantor taking reasonable measures available to it, and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.

7.3                               Redemption at the Option of the Holders

If a Change of Control Put Event occurs, then the Noteholders shall have the option (a Change of Control Put Option), within 20 Business Days of a Put Event Notice being given to the Noteholders in accordance with Condition 13 (Notices) (the Exercise Period), to give to the Issuer through a Paying Agent a Put Notice (as defined below) requiring the Issuer to redeem Notes held by such Noteholder on the Change of Control Redemption Date.  The Issuer will, on the Change of Control Redemption Date, redeem in whole (but not in part) the Notes which are the subject of the Put Notice. The Notes will be redeemed at a redemption price equal to 100 per cent. of their principal amount, together with interest accrued and unpaid to but excluding the Change of Control Redemption Date.

Promptly upon the Issuer becoming aware that a Change of Control Put Event has occurred, the Issuer shall, and at any time upon the Trustee becoming aware that a Change of Control Put Event has occurred the Trustee may, and if so requested by the holders of at least one-

fifth in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to the Trustee being indemnified and/or secured and/or prefunded to its satisfaction), give notice (a Put Event Notice) to the Noteholders in accordance with Condition 13 (Notices) specifying (i) that Noteholders are entitled to exercise the Change of Control Put Option; (ii) the procedure for exercising the Change of Control Put Option including the Change of Control Redemption Date; and (iii) such other information relating to the Change of Control Put Option as the Trustee may reasonably require.

To exercise the Change of Control Put Option, the holder of the Notes must deliver at the specified office of any Paying Agent on any Business Day (as defined in Condition 6 (Payments) at the place of such specified office falling within the Exercise Period, a duly signed and completed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a Put Notice) and in which the holder must specify a bank account (or, if payment is to be made by cheque, an address) to which payment is to be made under this paragraph.  The Notes should be delivered together with all Coupons appertaining thereto maturing after the Change of Control Redemption Date, failing which the Paying Agent will require payment of an amount equal to the face value of any such missing Coupon(s).  Any amount so paid will be reimbursed by the Paying Agent in the manner provided in Condition 6 (Payments) against presentation and surrender (or, in case of part payment only, endorsement) of the relevant missing Coupon(s) at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8 (Taxation)) in respect of the relevant Note (whether or not the Coupon(s) would otherwise have become void pursuant to Condition 9 (Prescription)) or, if later, five years after the date on which the Coupon(s) would have become due, but not thereafter.  A Put Notice given by a holder of any Note shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Put Notice.

A Change of Control Put Event shall be deemed to occur if:

(a)                                  a Change of Control occurs; and

(b)                                 (in the event that the Notes carry a credit rating from any Rating Agency at the time of the Change of Control) the Notes carry a credit rating which is either:

(i)                                     an investment grade credit rating (BBB-/Baa3/BBB-, or equivalent, or better), and such credit rating is, within 120 days of the occurrence of the Change of Control, either downgraded to a non-investment grade credit rating (BB+/Ba1/BB+, or equivalent, or worse) or withdrawn and is not, within such 120-day period, subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from any other Rating Agency; or

(ii)                                  a non-investment grade credit rating (BB+/Ba1/BB+, or equivalent, or worse), and such credit rating is, within 120 days of the occurrence of the Change of Control, either downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) or withdrawn and is not, within such 120-day period, subsequently (in the case of a downgrade) upgraded to its earlier credit rating or better by such Rating Agency or (in the case of a withdrawal) replaced by an equivalent credit rating or better from any other Rating Agency, and, in the case of (b) above, in making the relevant decision(s) referred to above, the relevant Rating Agency announces publicly or confirms in writing to the Issuer and the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control.

For the avoidance of doubt (b) above shall only apply in the event the Notes carry a credit rating from any Rating Agency at the time of the Change of Control.

For the purposes of these Conditions:

A Change of Control shall be deemed to occur if any Person or group of Persons acting in concert (other than a Qualifying Shareholder) acquires Control of the Issuer;

A Change of Control Redemption Date means the date specified in the Put Event Notice, being a date not less than 15 nor more than 20 days after the expiry of the Exercise Period;

Acting in concert means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Issuer by any of them, either directly or indirectly, to obtain or consolidate control of the Issuer;

Control shall be construed in accordance with the first and second paragraphs of Article 2359 of the Italian Civil Code and Article 93 of Legislative Decree No. 58, paragraph 1 of 24 February 1998 (as subsequently amended or supplemented); and

Qualifying Shareholder means:

(a)                                  any of (i) Leonardo Del Vecchio; (ii) his spouses; (iii) the children of his spouses; and (iv) relatives and persons (including descendants) related by consanguinity or affinity to Leonardo Del Vecchio up to the sixth degree (each a Del Vecchio Family Member);

(b)                                 any company controlled or jointly controlled (under the meaning of IAS 31) by a Del Vecchio Family Member; or

(c)                                  any trust or other similar entity in which a Del Vecchio Family Member whether alone or together with one or more other Del Vecchio Family Members has all or substantially all of the beneficial interests.

7.4                               Purchases

The Issuer, any Guarantor or any of the Issuer’s other Subsidiaries (as defined above) may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price.  Such Notes may be held, reissued or resold or at the option of the Issuer, surrendered to the Principal Paying Agent for cancellation.

7.5                               Cancellations

All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer, any Guarantor or any of the Issuer’s other Subsidiaries and surrendered for cancellation and any unmatured Coupons attached to the Notes or surrendered with them, shall be cancelled and may not be reissued or resold.

7.6                               Notices Final

Upon the expiry of any notice as is referred to in paragraph 7.2 or 7.3 above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph (in the case of paragraph 7.3 above, save as otherwise provided therein).

8.                                      TAXATION

8.1                               Payment without Withholding

All payments in respect of the Notes by or on behalf of the Issuer or any Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (Taxes) imposed or levied by or on behalf of any of the Relevant Jurisdictions, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer or, as the case may be, the relevant Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

(a)                                  presented for payment in Italy; or

(b)                                 presented for payment by or on behalf of, a holder who is liable to the Taxes in respect of the Note or Coupon by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note or Coupon; or

(c)                                  by, or on behalf of, a holder who is entitled to avoid such withholding or deduction in respect of the Note or Coupon by making a declaration or any other statement to the relevant tax authority, including, but not limited to, a declaration of residence or non-residence or other similar claim for exemption; or

(d)                                 in the event of payment to a non-Italian resident legal entity or a non-Italian resident individual, to the extent that interest or other amounts are paid to a non-Italian resident legal entity or a non-Italian resident individual which is resident in a country which does not allow for a satisfactory exchange of information with the Italian authorities; or

(e)                                  in all circumstances in which the procedures to obtain an exemption from imposta sostitutiva or any alternative future system of deduction or withholding set forth in Legislative Decree No. 239 of 1 April 1996, as amended, have not been met or complied with, except where such procedures have not been met or complied with due to the actions or omissions of the Issuer or its agents; or

(f)                                    where such withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(g)                                 presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(h)                                 presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming, whether or not such is in fact the case, that day to have been a Presentation Date (as defined in Condition 6 (Payments)).

8.2                               Interpretation

In these Conditions:

(a)                                  Relevant Date means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 13 (Notices); and

(b)                                 Relevant Jurisdiction means the Republic of Italy or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Issuer or by Luxottica S.r.l) or the United States or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by Luxottica U.S. Holdings Corp.) or, in the case of any Additional Guarantor or Successor Guarantor, the jurisdiction of such Additional Guarantor or Successor Guarantor, or any political subdivision or any authority thereof or therein having power to tax or in each such case any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer or any Guarantor, Additional Guarantor or Successor Guarantor, as the case may be, becomes subject in respect of payments made by it of principal and interest on the Notes and Coupons.

8.3                               Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

9.                                      PRESCRIPTION

Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6 (Payments).

10.                               EVENTS OF DEFAULT

10.1                        Events of Default

If any of the following events (Events of Default) occurs and is continuing, the Trustee at its discretion may, and if so requested in writing by the holders of at least one-fifth in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), (but, in the case of the happening of any of the events described in subparagraphs (b) to (d) (other than the winding up or dissolution of the Issuer or any Guarantor), and (e) to (g) inclusive and (i) and (j) below, only if the Trustee shall have certified in writing to the Issuer and the Guarantors that such event is, in its opinion, materially prejudicial to the interests of the Noteholders) give notice to the Issuer and the Guarantors that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their principal amount, together with accrued interest as provided in the Trust Deed:

(a)                                  Non-payment: if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 7 days in the case of principal or 14 days in the case of interest; or

(b)                                 Breach of other obligations: if the Issuer or any Guarantor fails to perform or observe any of its other obligations under these Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuer or the relevant Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)                                  Cross-default: if (i) any Indebtedness of the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor becomes due and repayable prematurely by reason of an event of default (however described); (ii) the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or any Guarantor fails to make any payment in respect of any Indebtedness on the due date for payment as extended by any originally applicable grace period; (iii) any security given by the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or any Guarantor for any Indebtedness becomes enforceable; or (iv) default is made by the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness, unless such payment (or the anticipated maturity thereof), the enforcement of security or default, as the case may be, is contested in good faith by the Issuer or the relevant Guarantor or Material Subsidiary by all appropriate means, including (where applicable) an application to a competent court for a declaration that such payment is not due, that such security is not enforceable and/or that such default has not occurred (as the case may be) and provided that, in the case of (i), (ii) and (iv) above, such Indebtedness is, either alone or when aggregated (without duplication) with other amounts of Indebtedness and/or other liabilities due and unpaid relative to all (if any) other events specified in (i), (ii) and (iv) above, amounts to at least €25,000,000 (or its equivalent in any other currency); or

(d)                                 Winding up: if any order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor, save for the purposes of or pursuant to, a Permitted Transaction; or

(e)                                  Cessation of business/Inability to pay debts: if the Issuer, the Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor ceases or threatens to cease to carry on the whole or a substantial part (as defined in Condition 4.3) of its business, save for the purposes of reorganisation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders or pursuant to a Permitted Transaction, or the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(f)                                    Insolvency/Enforcement proceedings: if (i) proceedings are initiated against the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor or, as the case may be, in relation to the whole or a substantial part (as defined in Condition 4.3) of the undertaking or assets of any of them or an encumbrance takes possession of the whole or a substantial part (as defined in Condition 4.3) of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part (as defined in Condition 4.3) of the undertaking or assets of any of them, and (ii) in any such case (other than the appointment of an administrator or an administrative receiver appointed following presentation of a petition for an administration order) unless initiated by the relevant company, is not contested in good faith by all appropriate means or is not discharged within 30 days, such period commencing on the date of presentation of the relevant petition or application; or

(g)                                 Liquidation/composition: if the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor (or their respective directors or shareholders) initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(h)                                 Guarantee: if any Guarantee ceases to be, or is claimed by the Issuer or either Guarantor not to be, in full force and effect; or

(i)                                     Guarantor: if any Guarantor ceases to be a subsidiary wholly-owned and controlled, directly or indirectly, by the Issuer; or

(j)                                     Analogous event: if any event occurs which, under the laws of any Relevant Jurisdiction, has or may have, in the Trustee’s opinion, an analogous effect to any of the events referred to in subparagraphs (d) to (i) above.

10.2                        Interpretation

For the purposes of this Condition:

Permitted Transaction means any “fusione” or “scissione” (such expressions bearing the meanings ascribed to them by the laws of the Republic of Italy) or any other reconstruction, amalgamation, reorganisation, merger, consolidation, or other similar arrangement, in each case:

(a)                                  on terms approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders; or

(b)                                 in the case of a Material Subsidiary, whilst solvent whereby all or a substantial part (as defined in Condition 4.3) of the assets and undertaking of such Material

Subsidiary are transferred to or otherwise vested in the Issuer, a Guarantor or another Material Subsidiary; or

(c)                                  in the case of a Guarantor, whilst solvent whereby (i) all or a substantial part of the assets and liabilities of such Guarantor are transferred to or otherwise vested in the Issuer or another Guarantor or (ii) all or a substantial part (as defined in Condition 4.3) of the assets and liabilities of such Guarantor are transferred to an entity (such entity being, for the avoidance of doubt, prior to or immediately upon such transfer, a Subsidiary of the Issuer) and (I) where all the assets and liabilities of such Guarantor are so transferred, such entity (a Successor Guarantor) assumes, in accordance with applicable law, all the obligations of such Guarantor in respect of the relevant Guarantee and under the Trust Deed, or (II) where less than all the assets and liabilities of such Guarantor are so transferred but where a substantial part (as defined in Condition 4.3) is so transferred, such entity becomes, in accordance with the provisions of the Trust Deed and upon execution of all necessary documents as specified in the Trust Deed, a guarantor (each an Additional Guarantor and together the Additional Guarantors); or

(d)                                 in the case of the Issuer, whilst solvent whereby less than all the assets and liabilities of the Issuer are transferred to an entity (such entity being, for the avoidance of doubt, prior to or immediately upon such transfer, a Subsidiary of the Issuer) but where a substantial part (as defined in Condition 4.3) of the assets and liabilities of the Issuer are so transferred, such entity becomes, in accordance with the provisions of the Trust Deed and upon execution of all necessary documents as specified in the Trust Deed, an Additional Guarantor, and, in the case of (c) and (d) above, opinions of independent legal advisers of recognised standing in the jurisdiction of such Guarantor, and if different, the Successor Guarantor or, as applicable, any Additional Guarantor, and as to English law, in each case in a form acceptable to the Trustee, having been delivered to the Trustee confirming that such Successor Guarantor or such Additional Guarantor, as the case may be, has assumed the relevant obligations in accordance with applicable law at the effective date of such “fusione” or “scissione” or other reconstruction, amalgamation, reorganisation, merger, consolidation, or other similar arrangement.

11.                               ENFORCEMENT

11.1                        Enforcement by the Trustee

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or any Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons unless (a) it has been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-fifth in principal amount of the Notes then outstanding and (b) it has been indemnified and/or secured and/or prefunded to its satisfaction.

11.2                        Enforcement by the Noteholders

No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or any Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

12.                              REPLACEMENT OF NOTES AND COUPONS

Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Principal Paying Agent or the Paying Agent in Luxembourg upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require.  Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

13.                              NOTICES

13.1                       Notices to the Noteholders

All notices to the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, in one daily newspaper published in Luxembourg approved by the Trustee or the Luxembourg Stock Exchange’s website at www.bourse.lu.  It is expected that newspaper publication will normally be made in the Financial Times and the Luxemburger Wort or the Tageblatt.  The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or the relevant authority on which the Notes are for the time being listed.  Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.  If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.  Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this paragraph.

13.2                       Notices from the Noteholders

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Principal Paying Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

14.                              MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER, AUTHORISATION AND DETERMINATION

14.1                       Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification or abrogation by Extraordinary Resolution of any of these Conditions or any of the provisions of the Trust Deed.  Any such meeting may be convened by the directors of the Issuer, the Trustee or the Noteholders’ Representative (as defined below) at their discretion and by the Issuer, subject to mandatory provisions of Italian law applicable from time to time, at the request of the Trustee or upon a requisition in writing signed by the holders of not less than one-twentieth in aggregate principal amount of the Notes for the time being outstanding. If the Issuer defaults in convening such a meeting following such request or requisition by the Noteholders representing not less than one-twentieth in aggregate principal amount of the Notes outstanding, the same may be convened by decision of the President of the competent court upon request by such Noteholders. Every such meeting shall be held at such time and place as provided pursuant to Article 2363 of the Italian Civil Code, or as the Trustee may appoint or approve in writing.  The quorum required at any such meeting will be (subject to compliance with mandatory laws, legislation, rules and regulations of Italy in force from time to time) (a) in the case of a first meeting, one or more persons present being or representing Noteholders and holding not less than one half of the aggregate principal amount of the outstanding Notes; (b) in the case of an adjourned meeting, one or more persons present being or representing Noteholders and holding more than one third of the aggregate principal amount of the outstanding Notes; and (c) in the case of a further adjourned meeting, one or more persons present being or representing Noteholders and holding not less than one fifth of the aggregate principal amount of the outstanding Notes.  The majority required to pass a resolution at any meeting (including an adjourned meeting) convened to vote on an Extraordinary Resolution will be (subject to compliance with mandatory laws, legislation, rules and regulations of Italy in force from time to time) not less than two thirds of the aggregate principal amount of the outstanding Notes represented at the meeting; provided, however, that certain proposals, as set out in Article 2415 of the Italian Civil Code (including any proposal to modify the maturity of the Notes or the dates on which interest is payable on them; to reduce or cancel the principal amount of, or interest on, the Notes; or to change the currency of payment of the Notes) (each a Reserved Matter), may only be sanctioned by a resolution passed at meeting (including any adjourned meeting) of Noteholders by an Extraordinary Resolution passed by a majority representing not less than one half of the principal amount of the Notes for the time being outstanding.  The Trust Deed provides that (i) a resolution passed at a meeting duly convened and held in accordance with the Trust Deed by the majority specified above cast on such resolution, or (ii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by the majority specified above shall, in each case, be effective as an Extraordinary Resolution of the Noteholder.  Any resolution duly passed at any such meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders.

14.2                       Noteholders’ Representative

A representative of the Noteholders (rappresentante comune) (the Noteholders’ Representative), subject to applicable provisions of Italian law, may be appointed pursuant to Article 2417 of the Italian Civil Code in order to represent the Noteholders’ interests under these Conditions and to give effect to resolutions passed at a meeting of the Noteholders. If the Noteholders’ Representative is not appointed by an Extraordinary Resolution of such Noteholders, the Noteholders’ Representative shall be appointed by a decree of the court where the Issuer has its registered office at the request of one or more Noteholders or at the request of the directors of the Issuer.  The Noteholders’ Representative shall remain appointed for a maximum period of three years but may be reappointed again thereafter.

14.3                       Modification, Waiver, Authorisation and Determination

The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders) or may agree, without any such consent as aforesaid, to any modification which, in its opinion, is of a formal, minor or technical nature or to correct a manifest or proven error or if it is made to comply with mandatory laws, legislation and regulations of Italy applicable to the convening of meetings, quorums and the majorities required to pass an Extraordinary Resolution and which enters into force at any time while the Notes remain outstanding.

14.4                       Trustee to have Regard to Interests of Noteholders as a Class

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, any of the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to the Trust Deed.

14.5                       Notification to the Noteholders

Any modification, abrogation, waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 13 (Notices).

15.                              INDEMNIFICATION OF THE TRUSTEE AND ITS CONTRACTING WITH THE ISSUER AND THE GUARANTORS

15.1                       Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured and/or prefunded to its satisfaction.

15.2                       Trustee Contracting with the Issuer and the Guarantors

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer and/or any Guarantor and/or any of the Issuer’s other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or any Guarantor and/or any of the Issuer’s other Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

16.                              FURTHER ISSUES

The Issuer is at liberty from time to time without the consent of the Noteholders or Couponholders to create and issue further notes or bonds (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the issue.  Any further notes or bonds which are to form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by the Trust Deed or any supplemental deed shall, and any other further notes or bonds may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed.  The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes or bonds of other series in certain circumstances where the Trustee so decides.

17.                              GOVERNING LAW AND SUBMISSION TO JURISDICTION

17.1                       Governing Law

The Trust Deed (including the Guarantees), the Notes and the Coupons and any non-contractual obligations arising out of or in connection with them are governed by, and will be construed in accordance with, English law, provided that Condition 14 (Meetings of Noteholders) and the provisions of the Trust Deed concerning meetings of Noteholders are subject to compliance with the laws of the Republic of Italy.

17.2                       Jurisdiction of English Courts

Each of the Issuer and the Guarantors has, in the Trust Deed, irrevocably agreed for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes or the Coupons (including a dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes or the Coupons) and accordingly has submitted to the exclusive jurisdiction of the English courts.

Each of the Issuer and the Guarantors has, in the Trust Deed, waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.  The Trustee, the Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with the Trust Deed, the Notes or the Coupons respectively (together referred to as Proceedings) against the Issuer or any Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

17.3                       Appointment of Process Agent

Each of the Issuer and the Guarantors has, in the Trust Deed, irrevocably and unconditionally appointed Luxottica UK Ltd. at the latter’s registered office for the time being as its agent for service of process in England in respect of any Proceedings and has undertaken that in the event of such agent ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

18.                              RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

PRINCIPAL PAYING AGENT

BNP Paribas Securities Services, Luxembourg Branch

33, rue de Gasperich

Howald — Hesperange

L-2085 Luxembourg

OTHER PAYING AGENT

BNP Paribas Securities Services, Luxembourg Branch

33, rue de Gasperich

Howald — Hesperange

L-2085 Luxembourg

and/or such other or further Principal Paying Agent and other Paying Agents and/or specified offices as may from time to time be appointed by the Issuer and the Guarantor with the approval of the Trustee and notice of which has been given to the Noteholders.

Requirements of Article 2414 of the Italian Civil Code

The following information relating to the Issuer is provided pursuant to Article 2414 of the Italian Civil Code.

(i)                                       The Issuer’s corporate objects, as set forth in its by-laws, can be summarised as follows: (a) to carry out, directly or indirectly, both in Italy and abroad the development, production, construction, sale (also to third parties), installation and supply of services relating to energy and telecommunication cables and conductors, optical fibres and related components and applications; (b) to acquire and manage participations and investments in companies operating in the aforementioned and complementary or connected sectors; and (c) to carry out ancillary activities necessary or useful to achieve its corporate object. The Issuer can assume indebtedness and loans in order to fund its corporate activities.

(ii)                                    As at 30 September 2010, the Issuer had an authorised share capital of Euro 29,537,918.57 and an issued share capital of Euro 27,913,348.48, and reserves of Euro 2,726,291,592.

(iii)                                 The issue of the Notes was duly authorised by a resolution of the board of directors of the Issuer dated 25 October 2010, which resolution has been filed with the competent registry on 25 October 2010.

(iv)                                The Notes are guaranteed on a joint and several basis by certain the Guarantors, as described and subject to the terms and conditions set forth in the Conditions and the Trust Deed.

(v)                                   A prospectus dated 9 November 2010 has been prepared for the purpose of Directive 2003/71/EC .

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.                                     DEFINITIONS

(a)                                 The provisions of this Schedule 3 are subject to the provisions of Condition 14 and in any event, to mandatory provisions of Italian law applicable from time to time.

(b)                                As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document (together with, if required by applicable Italian law, a translation thereof into the Italian language) issued by a Paying Agent in which:

(a)                                 it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) (in each case not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)                                    the conclusion of the meeting specified in such Block Voting Instruction; and

(ii)                                 the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(F) of the necessary amendment to the Block Voting Instruction;

(b)                                it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)                                 the aggregate principal amount of the Notes so deposited or held or blocked is listed (and, if in definitive form, listing the relevant certificate numbers) and distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)                                one or more persons named in such Block Voting Instruction (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction, provided that no single proxy may attend and/or vote on behalf of more than such number of Noteholders as at any meeting would exceed the limits specified in Article 2372 of the Italian Civil Code.

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Note any clearing system on behalf of which such Note is held or which is the bearer or holder of a Note, in either case whether alone or jointly with any other Clearing System(s).  For the avoidance of doubt, the provisions of Clause 1.2(g) shall apply to this definition.

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)                                 a Noteholder holding a Note in definitive form which is not held in an account with any Clearing System;

(b)                                a bearer of any Voting Certificate;

(c)                                 a proxy specified in any Block Voting Instruction; and

(d)                                a proxy appointed by a holder of a Note in definitive form..

Extraordinary Resolution means:

(a)                                 a resolution passed by one or more Eligible Persons holding or representing such portion of the principal amount of the Notes specified in paragraph 4(d)(ii) at a meeting duly convened and constituted on First Meeting or Second Meeting or Third Meeting, in accordance with this Schedule;

(b)                                a resolution in writing signed by or on behalf of all Eligible Persons entitled to attend and vote at the relevant meeting (if one were convened to resolve on the relevant matter), and approved by Eligible Persons holding or representing such portion of the principal amount of the Notes specified in paragraph 4(d)(ii) which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders;

(c)                                 Consent given by way of electronic consents through the relevant Clearing System(s) (in a form satisfactory to the Trustee), by or on behalf of one or more Eligible Persons present holding at least two thirds of the principal amount of Notes represented at the meeting.

First Meeting means an initial meeting convened in accordance with the provisions of this Schedule.

Noteholders’ Representative means a person appointed, inter alia, to represent the interests of the Noteholders (rappresentante comune) by an Extraordinary Resolution or by an order of a competent court at the request of one or more Noteholders or the Issuer, as described in Articles 2415, 2417 and 2418 of the Italian Civil Code.

Reserved Matter means any proposal:

(a)                                 to modify the maturity of the Notes or the dates on which, or manner in which, interest is payable in respect of the Notes;

(b)                                to reduce or cancel the principal amount of, or interest on or to vary the method of calculating the rate of interest on, the Notes;

(c)                                 to change the currency of payment of the Notes;

(d)                                to modify the provisions relating to the status of the Notes;

(e)                                 to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

(f)                                   relating to any other matters provided under Article 2415, paragraph 1, item 2 of the Italian Civil Code.

Second Meeting means a meeting convened after adjournment for want of quorum of a First Meeting convened by means of the notice described in paragraph 4(b) below.

Third Meeting means a meeting convened after adjournment for lack of quorum of a Second Meeting.

Voting Certificate means a certificate in both English and Italian issued by a Paying Agent in which it is stated:

(a)                                 that on the date thereof Notes (whether in definitive form or represented by a Global Note) which are held in an account with any Clearing System (in each case not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)                                    the conclusion of the meeting specified in such Voting Certificate; and

(ii)                                 the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b)                                that the bearer thereof is entitled to attend and vote at such meeting in respect of the Notes represented by such Voting Certificate.

24 Hours means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid.

48 Hours means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

For the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a “meeting” shall, where the context so permits, include any relevant adjourned meeting.

2.                                     EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

A holder of a Note (whether in definitive form or represented by a Global Note) may require the issue by a Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Principal Paying Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any holder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Principal Paying Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Notes to which such Voting Certificate or Block Voting Instruction relates and the Paying Agent with which such Notes have been deposited or the person holding Notes to the order or under the control of such Paying Agent or the Clearing System in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

3.                                     PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

(a)                                 Definitive Notes not held in a Clearing System - Voting Certificate

A holder of a Note in definitive form which is not held in an account with any Clearing System (not being a Note in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) may obtain a Voting Certificate in respect of such Note from a Paying Agent subject to such holder having procured that such Note is deposited with such Paying Agent or (to the satisfaction of such Paying Agent) is held to its order or under its control upon terms that no such Note will cease to be so deposited or held until the first to occur of:

(i)                                    the conclusion of the meeting specified in such Voting Certificate; and

(ii)                                 the surrender of the Voting Certificate to the Paying Agent who issued the same.

(b)                                Global Notes and definitive Notes held in a Clearing System - Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Principal Paying Agent in accordance with paragraph 3(d)) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such holder’s interest in the Note is held specifying by name a person (an Identified Person) (which need not be the holder himself) to collect the Voting Certificate and attend and vote at the meeting.  The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System.  The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes.  Subject to receipt by the Principal Paying Agent from the

Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Principal Paying Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(c)                                 Definitive Notes not held in a Clearing System - Block Voting Instruction

A holder of a Note in definitive form which is not held in an account with any Clearing System (not being a Note in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) may require a Paying Agent to issue a Block Voting Instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by procuring that, not less than 48 Hours before the time fixed for the relevant meeting, such Note is held to the Paying Agent’s order or under its control, in each case on terms that no such Note will cease to be so deposited or held until the first to occur of:

(i)                                    the conclusion of the meeting specified in such Block Voting Instruction; and

(ii)                                 the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited or held Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(f) hereof of the necessary amendment to the Block Voting Instruction;

and instructing the Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment.

(d)                                Global Notes and definitive Notes held in a Clearing System - Block Voting Instruction

A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may require the Principal Paying Agent to issue a Block Voting Instruction in respect of such Note by first instructing the Clearing System through which such holder’s interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting.  Any such instruction shall be given in accordance with the rules of the Clearing System then in effect.  Subject to receipt by the Principal Paying Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Principal Paying Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

(e)                                 Each Block Voting Instruction, together (if so requested by the Noteholders Representative or, as the case may be, the Trustee) with proof satisfactory to the Noteholders Representative or, as the case may be, the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Noteholders

Representative or, as the case may be, the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction proposes to vote, and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business.  A copy of each Block Voting Instruction shall be deposited with the Noteholders Representative, or as the case may be, the Trustee before the commencement of the meeting but the Noteholders Representative or, as the case may be, the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction.

(f)                                   Any vote given in accordance with the terms of a Block Voting Instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or form of proxy or of any of the instructions of the relevant holder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Noteholders Representative or, as the case may be, the Trustee for the purpose) by the time being 24 Hours (in the case of a Block Voting Instruction) or 48 Hours (in the case of a proxy) before the time appointed for holding the meeting at which the Block Voting Instruction or form of proxy is to be used.

4.                                     CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

(a)                                 The directors of the Issuer or the Noteholders’ Representative may at any time, and the Issuer shall, subject to mandatory provisions of Italian law, at the request of the Trustee or upon a requisition in writing signed by the holders of not less than one-twentieth in aggregate principal amount of the Notes for the time being outstanding, convene a meeting of the Noteholders, and if the Issuer defaults in convening such a meeting following such request or requisition by the Noteholders representing not less than one-twentieth in aggregate principal amount of the Notes outstanding, the same may be convened by decision of the President of the competent court upon request by such Noteholders.  Every such meeting shall be held at such time and place as provided pursuant to Article 2363 of the Italian Civil Code, or as the Trustee may appoint or approve in writing.

(b)                                At least 30 Clear Days’ notice specifying the date, time and place of meeting shall be given to the holders prior to any meeting in the manner provided by Condition 13 and shall be published in the Gazzetta Ufficiale of the Republic of Italy or in at least one daily newspaper specified in the by-laws of the Issuer and having general circulation in the Republic of Italy or otherwise as required pursuant to the Issuer’s by-laws and applicable legislation from time to time, and the Paying Agents shall be notified pursuant to the provisions of the Paying Agency Agreement. Such notice, which shall (in the case of notice given under Condition 13) be in the English language, shall (a) state generally the agenda for the meeting thereby convened, (b) set out the full text of the resolutions to be proposed and (c) shall also include statements as to the manner in which holders may arrange for Voting Certificates or Block Voting Instructions to be issued and, if applicable, appoint proxies and the details of the time limits applicable and any other details as may be required by applicable laws and regulations.  Such notice may also specify the date of a Second Meeting or a Third Meeting in addition to the above.  A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer), to the Noteholders’ Representative (unless the meeting is convened by the Noteholders’ Representative) and to the Guarantors.

(c)                                 Subject to mandatory provisions of Italian law, the chairman of the board of directors of the Issuer or a person (who may but need not be a holder) nominated in writing by the

Noteholders’ Representative or the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the holders present shall choose by majority vote one of their number to be Chairman pursuant to Article 2371 of the Italian Civil Code.  The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

(d)                                Quorum

(i)                                    The constitution of meetings and the validity of resolutions of Noteholders shall be governed pursuant to the Italian Civil Code and, as long as the Issuer has its shares listed on a regulated market in Italy or another EU member country, pursuant to Legislative Decree no. 58 of 24 February 1998 (as amended from time to time) which currently provides that a meeting will be validly held if (i) at the First Meeting there are one or more Eligible Persons present holding or representing in aggregate at least one half of the principal amount of the Notes for the time being outstanding; (ii) at the Second Meeting there are one or more Eligible Persons present holding or representing in aggregate more than one third of the principal amount of the Notes for the time being outstanding; (iii) at the Third Meeting there are one or more Eligible Persons present holding or representing in aggregate at least one fifth of the principal amount of the Notes for the time being outstanding, provided that in relation to a meeting held to consider a Reserved Matter, the necessary quorum shall always be at least one half of the aggregate principal amount of the Notes for the time being outstanding.

(ii)                                 The majority required to pass an Extraordinary Resolution shall be one or more Eligible Persons present holding or representing (aa) for voting on any matter other than a Reserved Matter, at least two thirds of the principal amount of the Notes represented at the relevant meeting and (bb) for voting on a Reserved Matter, at least one half of the aggregate principal amount of the Notes for the time being outstanding.

(iii)                              If within one hour after the time appointed for any First Meeting or Second Meeting or Third Meeting a quorum is not present, the relevant meeting shall, if convened upon the requisition of Noteholders, be dissolved. If within one hour after the time appointed for a Third Meeting a quorum is not present, the meeting shall be dissolved.

(iv)                             The Chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

(v)                                Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting provided that (i) where the original notice specified the date for a subsequent Second Meeting or Third Meeting, no further notice need by given to Noteholders and (ii) where a further notice is required, such notice shall be given in compliance with Article 2369 of the Italian Civil Code, and shall state the required quorum.

5.                                     CONDUCT OF BUSINESS AT MEETINGS

(a)                                 Every question submitted to a meeting shall be decided by poll.

(b)                                A poll shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting in respect of which the poll was held as at the date of the taking of the poll.  A poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll will be held.

(c)                                 Any poll at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

(d)                                Subject to mandatory provisions of Italian law, the Noteholders’ Representative, Eligible Persons, the chairman, the Issuer, the Trustee, any director or statutory auditor (sindaco) of the Issuer and any other person approved by the meeting, including representatives of the Issuer and the Trustee and their respective lawyers and financial advisors, may attend and speak at any meeting.  Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person.  No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of “outstanding” in Clause 1.

(e)                                 At any meeting on a poll, every Eligible Person present shall have one vote in respect of each €1 in aggregate principal amount of the outstanding Notes held or represented by such Eligible Person.

(f)                                   Without prejudice to the obligations of the proxies named in any Block Voting Instruction or form of proxy, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

(g)                                The proxies named in any Block Voting Instruction or form of proxy need not be holders.

(h)                                A meeting shall, subject to the Conditions, and in any event, to the mandatory provisions of Italian law and without prejudice to any powers conferred on other persons by the Trust Deed, have power by Extraordinary Resolution:

(i)                                    To approve any Reserved Matter.

(ii)                                 To consider any proposal for an administration order (amministrazione controllata) and/or a composition with creditors (concordato) in respect of the Issuer.

(iii)                              To sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the holders, the Couponholders, the Issuer or the Guarantors against any other or others of them or against any of their property whether such rights arise under these presents or otherwise.

(iv)                             To appoint or revoke the appointment of the Noteholders’ Representative or the Trustee.

(v)                                To give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(vi)                             Without prejudice to the rights of any Noteholders’ Representative to appoint any persons (whether holders or not) as a committee or committees to represent the interests of the holders and to confer upon such committee or committees any powers or discretions which the holders could themselves exercise by Extraordinary Resolution.

(vii)                          To discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(viii)                       To authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(ix)                               To establish a fund for the expenses necessary for the protection of common interests of Noteholders and related statements of account.

(x)                                  To sanction, approve or assent to other matters of common interest to Noteholders.

(xi)                               To sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, other securities of the Issuer or any other entity.

(i)                                     Any resolution (i) passed at a meeting of the holders duly convened and held in accordance with these presents, (ii) passed as a resolution in writing in accordance with these presents or (iii) if and to the extent permitted by the then prevailing by-laws of the Issuer and applicable legislation, passed by way of electronic consents given by holders through the relevant Clearing System(s) in accordance with these presents shall be binding upon all the holders whether or not present or whether or not represented at any meeting and whether or not voting on the resolution and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof.  Notice of the result of the voting on any resolution duly considered by the holders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known, PROVIDED THAT the non-publication of such notice shall not invalidate such result.

(j)                                     Minutes of all resolutions and proceedings at every meeting, prepared by a public notary, shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

6.                                     REGULATIONS

Subject to all other provisions of these presents and mandatory provisions of applicable Italian law, the Trustee may (after consultation with the Issuer and the Guarantors where the Trustee considers such consultation to be practicable but without the consent of the Issuer, the Guarantors, the holders or the Couponholders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods).  Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System.  Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to Noteholders in accordance with Condition 13 at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

SCHEDULE 4

FORM OF DIRECTORS’ CERTIFICATE

[ON THE HEADED PAPER OF THE ISSUER]

To:                            BNP Paribas Trust Corporation UK Limited

55 Moorgate

London EC2R 6PA

Fax: 0207 595 5078

For the attention of: The Manager

[Date]

Dear Sirs

€500,000,000 4.00 per cent. Guaranteed Notes due 2015

This certificate is delivered to you in accordance with Clause 14(f) of the Trust Deed dated 10 November 2010 (the Trust Deed) and made between Luxottica Group S.p.A. (the Issuer), Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (the Original Guarantors) and BNP Paribas Trust Corporation UK Limited (the Trustee).  All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that, to the best of our knowledge, information and belief (having made all reasonable enquiries):

(a)                                 as at [  ](1), no Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event existed [other than [  ]](2) and no Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event had existed at any time since [  ](3) [the certification date (as defined in the Trust Deed) of the last certificate delivered under Clause [14(f)]](4) [other than [   ]](5); and

(b)                                from and including [   ](3) [the certification date of the last certificate delivered under Clause [14(f)]](4) to and including [  ](1), the Issuer and the Original Guarantors have complied in all respects with its obligations under these presents (as defined in the Trust Deed) [other than [  ]](6).

(1)                                 Specify a date not more than 7 days before the date of delivery of the certificate.

(2)                                 If any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event did exist, give details; otherwise delete.

(3)                                 Insert date of Trust Deed in respect of the first certificate delivered under Clause 14(f), otherwise delete.

(4)                                 Include unless the certificate is the first certificate delivered under Clause 14(f) , in which case delete.

(5)                                 If any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event did exist, give details; otherwise delete.

(6)                                 If the Issuer and/or either Guarantor has failed to comply with any obligation(s), give details; otherwise delete.

For and on behalf of

Luxottica Group S.p.A.

Director	Director

SCHEDULE 5

FORM OF MATERIAL SUBSIDIARIES CERTIFICATE

To:                            BNP Paribas Trust Corporation UK Limited

55 Moorgate

London EC2R 6PA

Fax: 0207 595 5078

For the attention of: The Manager

[Date]

Dear Sirs

€500,000,000 4.00 per cent. Guaranteed Notes due 2015

This certificate is delivered to you in accordance with Clause 14(r) of the Trust Deed dated 10 November 2010 (the Trust Deed) and made between Luxottica Group S.p.A. (the Issuer), Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (the Original Guarantors) and BNP Paribas Trust Corporation UK Limited (the Trustee).  All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby confirm that the Material Subsidiaries (as defined in the Trust Deed) of the Issuer and each Original Guarantor are [name Subsidiaries], by reference to the annual accounts of each of the aforementioned Subsidiaries and the audited annual consolidated accounts of the Group, in each case, for the financial year ended 31 December [•].

For and on behalf of

Luxottica Group S.p.A.

Director	Director

Luxottica U.S. Holdings Corp.

Director	Director

Luxottica S.r.l.

Director	Director

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                            BNP Paribas Trust Corporation UK Limited

55 Moorgate

London EC2R 6PA

Fax: 0207 595 5078

For the attention of: The Manager

[Date]

Dear Sirs

€500,000,000 4.00 per cent. Guaranteed Notes due 2015

This certificate is delivered to you in accordance with Clause 14(v) of the Trust Deed dated 10 November 2010 (the Trust Deed) and made between Luxottica Group S.p.A. (the Issuer), Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (the Original Guarantors) and BNP Paribas Trust Corporation UK Limited (the Trustee).  All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby confirm that none of our Subsidiaries (not being a Guarantor) have incurred, created or permitted to subsist any Indebtedness in contravention of the restrictions set out in Condition 4.2.

For and on behalf of

Luxottica Group S.p.A.

Director	Director

Luxottica U.S. Holdings Corp.

Director	Director

Luxottica S.r.l.

Director	Director

SIGNATORIES

EXECUTED as a Deed
by LUXOTTICA GROUP S.p.A.,
acting by	)	/s/ MARCO BIGATTI
)
acting under the authority	)
of that Company in the presence of:	)

Witness’s signature	)	/s/ F. EMANUELE

Name Filippo Emanuele	)

Address Piazzetta Bossi 3, Milan, Italy	)

Occupation Solicitor	)

EXECUTED as a Deed by
LUXOTTICA U.S. HOLDINGS CORP.
acting by	)	/s/ MARCO BIGATTI

acting under the authority	)
of that Company in the presence of:	)

Witness’s signature	)	/s/ F. EMANUELE

Name Filippo Emanuele	)

Address Piazzetta Bossi 3, Milan, Italy	)

Occupation Solicitor	)

EXECUTED as a Deed by
LUXOTTICA S.r.l.
acting by	)	/s/ MARCO BIGATTI

acting under the authority	)
of that Company in the presence of:	)

Witness’s signature	)	/s/ F. EMANUELE

Name Filippo Emanuele	)

Address Piazzetta Bossi 3, Milan, Italy	)

Occupation Solicitor	)

EXECUTED as a Deed by
BNP PARIBAS TRUST CORPORATION UK LIMITED
acting by two of its lawful Attorneys:

Attorney		)	/s/ KAREN WILLIAMSON

/s/ MIKE HELLMUTH

Attorney in the presence of:		)
Witness name: Maria Dawson		)

Signature:	/s/ MARIA DAWSON	)

Address: 55 Moorgate, London EC2R 6PA		)